                                                                     EXHIBIT 4.1

________________________________________________________________________________





                          HOLLYWOOD CASINO SHREVEPORT
                        SHREVEPORT CAPITAL CORPORATION
                                  as Issuers,



                             HWCC-LOUISIANA, INC.
                                  HCS I, INC.
                                 HCS II, INC.
                                 as Guarantors



                             SERIES A AND SERIES B
                  $150,000,000 FIRST MORTGAGE NOTES DUE 2006
                           WITH CONTINGENT INTEREST


                       _________________________________

                                   INDENTURE

                          Dated as of August 10, 1999

                       _________________________________

                      State Street Bank and Trust Company
                                   as Trustee

                       _________________________________




________________________________________________________________________________

                            CROSS-REFERENCE TABLE*


Trust Indenture
  Act Section                                       Indenture Section
310(a)(1).......................................           7.10
   (a)(2).......................................           7.10
   (a)(3).......................................           N.A.
   (a)(4).......................................           N.A.
   (a)(5).......................................           7.10
   (b)..........................................           7.10
   (c)..........................................           N.A.
311(a)..........................................           7.11
   (b)..........................................           7.11
   (c)..........................................           N.A.
312(a)..........................................           2.05
   (b)..........................................           11.03
   (c)..........................................           11.03
313(a)..........................................           7.06
   (b)(1).......................................           10.03
   (b)(2).......................................           7.07
   (c)..........................................        7.06;11.02
   (d)..........................................           7.06
314(a)..........................................        4.03;11.02
   (b)..........................................           10.02
   (c)(1).......................................           11.04
   (c)(2).......................................           11.04
   (c)(3).......................................           N.A.
   (d)..........................................   10.03, 10.04, 10.05
   (e)..........................................           11.05
   (f)..........................................           N.A.
315(a)..........................................           7.01
   (b)..........................................        7.05,11.02
   (c)..........................................           7.01
   (d)..........................................           7.01
   (e)..........................................           6.11
316(a) (last sentence)..........................           2.09
   (a)(1)(A)....................................           6.05
   (a)(1)(B)....................................           6.04
   (a)(2).......................................           N.A.
   (b)..........................................           6.07
   (c)..........................................           2.12
317(a)(1).......................................           6.08
   (a)(2).......................................           6.09
   (b)..........................................           2.04
318(a)..........................................           11.01
   (b)..........................................           N.A.
   (c)..........................................           11.01

N.A. means not applicable.
* This Cross Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

                                                                                     Page
ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE...............................    1
   Section 1.01.  Definitions.......................................................    1
   Section 1.02.  Other Definitions.................................................   29
   Section 1.03.  Incorporation by Reference of Trust Indenture Act.................   30
   Section 1.04.  Rules of Construction.............................................   31

ARTICLE 2  THE NOTES................................................................   31
   Section 2.01.  Form and Dating...................................................   31
   Section 2.02.  Execution and Authentication......................................   33
   Section 2.03.  Registrar and Paying Agent........................................   33
   Section 2.04.  Paying Agent to Hold Money in Trust...............................   34
   Section 2.05.  Holder Lists......................................................   34
   Section 2.06.  Transfer and Exchange.............................................   34
   Section 2.07.  Replacement Notes.................................................   47
   Section 2.08.  Outstanding Notes.................................................   47
   Section 2.09.  Treasury Notes....................................................   47
   Section 2.10.  Temporary Notes...................................................   48
   Section 2.11.  Cancellation......................................................   48
   Section 2.12.  Defaulted Interest................................................   48

ARTICLE 3  REDEMPTION AND PREPAYMENT................................................   48
   Section 3.01.  Notices to Trustee................................................   48
   Section 3.02.  Selection of Notes to Be Redeemed.................................   49
   Section 3.03.  Notice of Redemption..............................................   49
   Section 3.04.  Effect of Notice of Redemption....................................   49
   Section 3.05.  Deposit of Redemption Price.......................................   50
   Section 3.06.  Notes Redeemed in Part............................................   50
   Section 3.07.  Optional Redemption...............................................   50
   Section 3.08.  Mandatory Disposition Pursuant to Gaming Laws.....................   51
   Section 3.09.  Repurchase Offers.................................................   51

ARTICLE 4  COVENANTS................................................................   54
   Section 4.01.  Payment of Notes..................................................   54
   Section 4.02.  Maintenance of Office or Agency...................................   54
   Section 4.03.  Reports...........................................................   55
   Section 4.04.  Compliance Certificate............................................   55
   Section 4.05.  Taxes.............................................................   56
   Section 4.06.  Stay, Extension and Usury Laws....................................   56
   Section 4.07.  Restricted Payments...............................................   57
   Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries....   60
   Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Equity.......   60
   Section 4.10.  Asset Sales.......................................................   63
   Section 4.11.  Events of Loss....................................................   64

   Section 4.12.  Transactions with Affiliates..............................................   66
   Section 4.13.  Liens.....................................................................   66
   Section 4.14.  Line of business..........................................................   67
   Section 4.15.  Corporate Existence.......................................................   67
   Section 4.16.  Offer to Repurchase Upon Change of Control................................   67
   Section 4.17.  Construction..............................................................   68
   Section 4.18.  Limitations on use of proceeds............................................   68
   Section 4.19.  Limitation on status as investment company................................   68
   Section 4.20.  sale and leaseback transactions...........................................   69
   Section 4.21.  Additional Subsidiary Guarantees..........................................   69
   Section 4.22.  Designation of Restricted and Unrestricted Subsidiaries...................   69
   Section 4.23.  Limitation on Issuances and Sales of Equity Interests in Subsidiaries.....   69
   Section 4.24.  Advances to Restricted Subsidiaries.......................................   70
   Section 4.25.  Compliance with Securities Laws...........................................   70
   Section 4.26.  Payments for Consent......................................................   70
   Section 4.27.  Further Assurances........................................................   70
   Section 4.28.  Insurance.................................................................   71
   Section 4.29.  Amendments to Certain Agreements..........................................   72
   Section 4.30.  Restriction on Payment of Management Fees.................................   72
   Section 4.31.  Restrictions on Activities of HWCC-Louisiana, HCS I, HCS II and
                  Shreveport Capital........................................................   72

ARTICLE 5  SUCCESSORS.......................................................................   73
   Section 5.01.  Merger, Consolidation, or Sale of Assets..................................   73
   Section 5.02.  Successor Corporation Substituted.........................................   75

ARTICLE 6  DEFAULTS AND REMEDIES............................................................   75
   Section 6.01.  Events of Default.........................................................   75
   Section 6.02.  Acceleration..............................................................   77
   Section 6.03.  Other Remedies............................................................   78
   Section 6.04.  Waiver of Past Defaults...................................................   78
   Section 6.05.  Control by Majority.......................................................   79
   Section 6.06.  Limitation on Suits.......................................................   79
   Section 6.07.  Rights of Holders of Notes to Receive Payment.............................   79
   Section 6.08.  Collection Suit by Trustee................................................   80
   Section 6.09.  Trustee May File Proofs of Claim..........................................   80
   Section 6.10.  Priorities................................................................   80
   Section 6.11.  Undertaking for Costs.....................................................   81
   Section 6.12.  Management of Casinos.....................................................   81
   Section 6.13.  Restoration of Rights and Remedies........................................   81

ARTICLE 7  TRUSTEE..........................................................................   82
   Section 7.01.  Duties of Trustee.........................................................   82
   Section 7.02.  Rights of Trustee.........................................................   83
   Section 7.03.  Individual Rights of Trustee..............................................   83

   Section 7.04.   Trustee's Disclaimer...............................................   84
   Section 7.05.   Notice of Defaults.................................................   84
   Section 7.06.   Reports by Trustee to Holders of the Notes.........................   84
   Section 7.07.   Compensation and Indemnity.........................................   84
   Section 7.08.   Louisiana Gaming Control Board.....................................   86
   Section 7.09    Replacement of Trustee.............................................   86
   Section 7.10.   Successor Trustee by Merger, etc...................................   87
   Section 7.11.   Eligibility; Disqualification......................................   87
   Section 7.12.   Preferential Collection of Claims Against Issuers..................   87
   Section 7.13.   Authorization of Trustee to Take Other Actions.....................   88

ARTICLE 8  LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................   88
   Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance...........   88
   Section 8.02.   Legal Defeasance and Discharge.....................................   88
   Section 8.03.   Covenant Defeasance................................................   89
   Section 8.04.   Conditions to Legal or Covenant Defeasance.........................   89
   Section 8.05.   Deposited Money and Government Securities to be Held in Trust;
                     Other Miscellaneous Provisions...................................   91
   Section 8.06.   Repayment to Partnership...........................................   91
   Section 8.07.   Reinstatement......................................................   92

ARTICLE 9  AMENDMENT, SUPPLEMENT AND WAIVER...........................................   92
   Section 9.01.   Without Consent of Holders of Notes................................   92
   Section 9.02.   With Consent of Holders of Notes...................................   93
   Section 9.03.   Compliance with Trust Indenture Act................................   94
   Section 9.04.   Revocation and Effect of Consents..................................   94
   Section 9.05.   Notation on or Exchange of Notes...................................   95
   Section 9.06.   Trustee to Sign Amendments, etc....................................   95

ARTICLE 10 COLLATERAL AND SECURITY....................................................   95
   Section 10.01.  Security...........................................................   95
   Section 10.02.  Recording and Opinions.............................................   96
   Section 10.03.  Release of Collateral..............................................   97
   Section 10.04.  Protection of the Trust Estate.....................................   98
   Section 10.05.  Certificates of the Issuers........................................   98
   Section 10.06.  Certificates of the Trustee........................................   99
   Section 10.07.  Authorization of Actions to Be Taken by the Trustee Under the
                     Collateral Documents.............................................   99
   Section 10.08.  Trustee's Duties...................................................   99
   Section 10.09.  Authorization of Receipt of Funds by the Trustee Under the
                     Collateral Documents............................................   100
   Section 10.10.  Termination of Security Interest...................................  100
   Section 10.11.  Cooperation of Trustee.............................................  101
   Section 10.12.  Collateral Agent...................................................  101

ARTICLE 11 NOTE GUARANTEES............................................................  101
   Section 11.01.  Guarantee..........................................................  101
   Section 11.02.  Additional Note Guarantees.........................................  103
   Section 11.03.  Limitation on Guarantor Liability..................................  104
   Section 11.04.  Execution and Delivery of Note Guarantee...........................  104
   Section 11.05.  Guarantors May Consolidate, etc., on Certain Terms.................  104
   Section 11.06.  Releases Following Sale of Assets..................................  105

ARTICLE 12 SATISFACTION AND DISCHARGE.................................................  106
   Section 12.01   Satisfaction and Discharge.........................................  106
   Section 12.02.  Deposited Money and Government Securities to be Held in Trust;
                     Other Miscellaneous Provisions...................................  107
   Section 12.03.  Repayment to Partnership...........................................  107

ARTICLE 13 JOINT AND SEVERAL LIABILITY................................................  107

ARTICLE 14 MISCELLANEOUS..............................................................  109
   Section 14.01.  Trust Indenture Act Controls.......................................  109
   Section 14.02.  Notices............................................................  109
   Section 14.03.  Communication by Holders of Notes with Other Holders of Notes......  111
   Section 14.04.  Certificate and Opinion as to Conditions Precedent.................  111
   Section 14.05.  Statements Required in Certificate or Opinion......................  111
   Section 14.06.  Rules by Trustee and Agents........................................  111
   Section 14.07.  No Personal Liability of Directors, Officers, Employees and
                     Stockholders.....................................................  112
   Section 14.08.  Governing Law......................................................  112
   Section 14.09.  No Adverse Interpretation of Other Agreements......................  112
   Section 14.10.  Successors.........................................................  112
   Section 14.11.  Severability.......................................................  112
   Section 14.12.  Counterpart Originals..............................................  112
   Section 14.13.  Acts of Holders....................................................  113
   Section 14.14.  Benefit of Indenture...............................................  114
   Section 14.15.  Louisiana Riverboat Economic Development and Gaming Control Act....  114
   Section 14.16.  Table of Contents, Headings, etc...................................  114

                                   EXHIBITS


Exhibit A1  FORM OF NOTE
Exhibit A2  FORM OF REGULATION S NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM ON NOTATION ON NOTE RELATING TO GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE
Exhibit G   FORM OF INTERCREDITOR AGREEMENT

      INDENTURE dated as of August 10, 1999, among Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), Shreveport Capital Corporation, a Louisiana corporation ("Capital" and, together with the Partnership, the "Issuers"), HWCC-Louisiana, Inc., a Louisiana corporation ("HWCC-Louisiana"), HCS I, Inc., a Louisiana corporation ("HCS I"), HCS II, Inc., a Louisiana corporation ("HCS II" and, together with HWCC-Louisiana and HCS I, the "Guarantors") and State Street Bank and Trust Company, as trustee (the "Trustee").

      The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 13% Series A First Mortgage Notes due 2006 with Contingent Interest (the "Series A Notes") and the 13% Series B First Mortgage Notes due 2006 with Contingent Interest (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.  Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibits A1 and A2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold or resold in reliance on Rule 144A.

      "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Adjusted Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to Adjusted Fixed Charges of such Person and its Restricted Subsidiaries for such period (calculated in the same manner as the Fixed Charge Coverage Ratio is calculated).

      "Adjusted Fixed Charges" means, with respect to any Person for any period, the Fixed Charges of such Person and its Restricted Subsidiaries for such period, plus any Contingent Interest to the extent paid in such period.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that Paddlewheels shall not be deemed an "Affiliate" of the Partnership. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent" means any Registrar or Paying Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

      "Assignment Agreement" means the Amended and Restated Assignment of Joint Venture Interest dated as of September 22, 1998, among Sodak Louisiana, L.L.C., a Louisiana limited liability company, HWCC-Louisiana, Paddlewheels and New Orleans Paddlewheels, Inc., a Louisiana corporation, as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29.

      "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Partnership and its Restricted Subsidiaries taken as a whole will be governed by
               Section 4.16 and Section 5.01 and not by the provisions of
               Section 4.10 hereof; and

          (2) the issuance of Equity Interests by any of the Partnership's Restricted Subsidiaries or the sale of Equity Interests by the Partnership in any of its Subsidiaries.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among the Partnership and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the Partnership or to another Restricted Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5)  the sale or other disposition of cash or Cash Equivalents; and

          (6) a Restricted Payment or Permitted Investment that is permitted under Section 4.07 hereof.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

      "Board of Directors" means: (1) with respect to a corporation, the Board of Directors of the corporation; (2) with respect to a partnership, the Board of Directors of the managing general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means: (1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Collateral Accounts" means, collectively, the Construction Disbursement Account, the Completion Reserve Account, the Interest Reserve Account and the Segregated Account.

      "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement dated the date of this Indenture, among the Issuers, the Trustee and the Disbursement Agent in connection with the Shreveport Resort.

      "Cash Equivalents" means:

          (1)  United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

      "Cedel" means Cedel Bank, SA.

      "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Hollywood Casino and its Subsidiaries taken as a whole;

          (2) the liquidation or dissolution of, or the adoption of a plan relating to the liquidation or dissolution of, either of the Issuers or Hollywood Casino or any successor thereto;

          (3) Hollywood Casino becoming aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy vote, written notice or otherwise) the acquisition by any Person or related group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Principals, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule l3d-3 under the Exchange Act, or any successor provision) of 30% or more of the total voting power entitled to vote in the election of the Board of Directors of Hollywood Casino or such other Person surviving the transaction and, at such time, the Principals collectively shall fail to beneficially own, directly or indirectly, securities representing greater than the combined voting power of Hollywood Casino's or such other Person's Voting Stock as is beneficially owned by such Person or group;

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Hollywood Casino's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of Hollywood Casino was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the Hollywood Casino's Board of Directors then in office;

          (5) Hollywood Casino consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Hollywood Casino, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Hollywood Casino is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Hollywood Casino outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance;

          (6) the first day on which Hollywood Casino ceases to Beneficially Own 100% of the outstanding Equity Interests of the Partnership, other than the Equity Interests of the Partnership owned by Paddlewheels on the date of this Indenture; or

          (7) the termination or repudiation by the Manager of the Management Agreement.

      "Collateral" means all "collateral" referred to in the Collateral
Documents.

      "Collateral Agent" shall have the meaning set forth in the Collateral Documents.

      "Collateral Documents" means, collectively, the all agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence, the Lien of the Trustee in the Collateral, including, without limitation, each security agreement executed by the Trustee and each of the Partnership, Capital and each Guarantor, as the case may be, and each stock pledge agreement, partnership interest pledge agreement, mortgage, ship mortgage and collateral assignment of documents executed by the Partnership or any of its Restricted Subsidiaries, as the case may be, creating a Lien that secures the Notes and the Note Guarantees, the control agreements executed by the Partnership with respect to the Cash Collateral Accounts, and any other document, agreement, instrument, pledge or filing executed in connection with the granting, or that otherwise evidence, the Lien of the Trustee on the Collateral.

      "Completion Capital Agreement" means the Completion Capital Agreement dated as of the date of this Indenture, among Hollywood Casino, HWCC-Louisiana, HCS I, HCS II and the Partnership, as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Completion Reserve Account" means the completion reserve account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which $5.0 million of the proceeds of the Offering will be deposited.

      "Compromise Agreement" means the Compromise Agreement dated as of September 15, 1998, among QNOV, Hilton New Orleans Corporation, New Orleans Paddlewheels, Inc., the City of New Orleans and Hilton Hotels Corporation.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) any pre-opening expenses to the extent that such pre-opening expenses were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP; plus

          (5) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense, other than pre-opening expenses, that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Partnership shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Partnership only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Partnership by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its equityholders.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

          (1) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded;

          (5) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries; and

          (6) for purposes of calculating the Consolidated Net Income of the Partnership and its Restricted Subsidiaries for any period, Net Income will be reduced by the amount of any Paddlewheels Revenue Participation payable with respect to such period.

      "Construction Disbursement Account" means the construction disbursement account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $111.5 million of the net proceeds of the Offering will be deposited.

      "Construction Disbursement Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction and equipping of the Shreveport Resort, as such schedules are delivered to the Disbursement Agent on the date of this Indenture and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

      "Construction Repurchase Offer" means an offer by the Issuers at their sole discretion to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased with 50% of the Remaining Construction Amounts; provided, however, that:

          (1) the price for any Notes to be purchased pursuant to such offer will be paid in cash and will be equal to the sum of (a) 100% of the principal amount thereof, (b) accrued and unpaid Interest on such Notes and (c) accrued Liquidated Damages on such Notes, if any;

          (2)  such offer will be conducted in the manner described under
      Section 4.25 hereof; and

          (3) if the principal amount of Notes tendered in such offer exceeds the offer amount, the Trustee shall select the Notes to be purchased in the manner described under Section 3.02 hereof.

      "Contingent Interest" means:

          (1) for the purpose of the First Accrual Period and any Semiannual Period, the product of 5% multiplied by the Partnership's Consolidated Cash Flow for such First Accrual Period or Semiannual Period, as applicable;

          (2) for the purpose of any Interim Period occurring after the date that internal financial statements for the prior two fiscal quarters are available, the product of (a) 5% multiplied by the Partnership's Consolidated Cash Flow for those two fiscal quarters and (b) a fraction, the numerator of which is the number of days from the end of the most recent Semiannual Period to the date of payment and the denominator of which is 180;

          (3) for the purpose of an Accrual Period that ends prior to the completion of the First Accrual Period or for any Interim Period occurring prior to the date that internal financial statements for the immediately preceding two fiscal quarters are available, the product of (1) 5% multiplied by the Partnership's Consolidated Cash Flow for all completed calendar months during such period for which financial statements are available and (2) a fraction, the numerator of which is the number of days from the date the Shreveport resort begins Operating to the date of payment and the denominator of which is the aggregate number of days for all completed months included in such period;

          (4) for purposes of any other Accrual Period, the maximum remaining amount of Contingent Interest payable through the end of such Accrual Period; and

in each case, multiplied by a fraction, the numerator of which is the principal amount of Notes outstanding on the close of business on that Record Date and the denominator of which is $150.0 million; provided, however, that Contingent Interest that accrues in respect of any four consecutive fiscal quarters (excluding any Contingent Interest deferred from prior periods) shall not exceed the product of (a) 5% multiplied by $100.0 million and (b) a fraction, the numerator of which is such principal amount of outstanding Notes and the denominator of which is $150.0 million.

      "Contribution and Assumption Agreement" means the Contribution and Assumption Agreement dated as of July 21, 1999, among HWCC-Louisiana, HCS I, HCS II and Paddlewheels, as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

      "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibits A1 and

A2 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Disbursement Agent" means First American Title Insurance Company.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Partnership to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Partnership may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.07 hereof.

      "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time any investment or rollover therein is made.

      "Equity Escrow Account" means the account into which $44.7 million in cash is deposited on the date of this Indenture representing equity contributions made to the Partnership by HCS I, HCS II and Paddlewheels.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "Event of Loss" means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "Exchange Notes" means the Series B Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

      "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Partnership and its Restricted Subsidiaries.

      "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance the acquisition of (or entry into a capital lease by the Partnership or a Restricted Subsidiary with respect to) FF&E.

      "Final Plans" with respect to any particular work or improvement means Plans which (1) have received final approval from all governmental authorities required to approve such Plans prior to completion of the work or improvements and (2) contain sufficient specificity to permit the completion of the work or improvement.

      "First Accrual Period" means the period beginning on the date the Shreveport Resort begins Operating through and including the next June 30 or December 31, as applicable.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense (excluding Contingent Interest, if any, paid or accrued) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Partnership (other than Disqualified Stock) or to the Partnership or a Restricted Subsidiary of the Partnership, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or limited liability company, the combined federal, state and local income tax rate that was or would have been used to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Interest" means the fixed interest payable on the Notes.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the Louisiana Gaming Control Board, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by either of the Issuers, Hollywood Casino, the Manager or any of their respective Subsidiaries.

      "Gaming Facility" means any building, riverboat, barge or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (1) is wholly or partially owned, directly or indirectly, by the Partnership or any of its Restricted Subsidiaries or (2) any portion or aspect of which is managed or used, or expected to be managed or used, by the Partnership or any of its Restricted Subsidiaries.

      "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which either of the Issuers or any of the Partnership's Subsidiaries is, or may at any time after the date of this Indenture, be subject.

      "Gaming License" means any license, permit, franchise or other authorization from any Gaming Authority necessary on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the business of either of the Issuers, the Manager or any of the Partnership's Restricted Subsidiaries.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibits A1 and A2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

      "Government Securities" means securities that are: (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Guarantor" means HWCC-Louisiana, HCS I, HCS II and any Restricted Subsidiary of the Partnership that executes a Note Guarantee in accordance with the provisions of this Indenture.

      "HCS I" means HCS I, Inc., a Louisiana corporation.

      "HCS II" means HCS II, Inc., a Louisiana corporation.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Note is registered.

      "Hollywood Casino" means Hollywood Casino Corporation, a Delaware corporation.

      "IAI Global Note" means the Global Note substantially in the form of Exhibit A3 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of.

          (1)  borrowed money;

          (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)  banker's acceptances;

          (4)  Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

          (6)  any Hedging Obligations;

          (7) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the Indebtedness so incurred; and

          (8) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person;

      and any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) thereof and any amendments, modifications or supplements thereto, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

          The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Independent Construction Consultant" means the independent construction consultant retained in connection with the construction of the Shreveport Resort, or any successor independent construction consultant appointed by the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Intercompany Notes" means the intercompany notes issued by Restricted Subsidiaries of the Partnership in favor of the Partnership or a Guarantor to evidence advances by the Partnership or such Guarantor.

      "Intercreditor Agreement" means the Intercreditor Agreement set forth as Exhibit G hereto.

      "Interim Period" means any period, other than the First Accrual Period, that begins on any January 1 and ends before the next June 30 and any period that begins on any July 1 and ends before the next December 31.

      "Interest" means Fixed Interest and Contingent Interest, if any.

      "Interest Reserve Account" means the interest reserve account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $27.8 million of the proceeds of the Offering will be deposited.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Partnership or any Restricted Subsidiary of the Partnership sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Partnership such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Partnership, the Partnership shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07. The acquisition by the Partnership or any Restricted Subsidiary of the Partnership of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Partnership or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07 hereof.

      "Joint Venture Agreement" means the Third Amended and Restated Joint Venture Agreement of Hollywood Casino Shreveport dated as of July 21, 1999, among Paddlewheels, HCS I and HCS II, as amended by the August 1999 Amendment to the Third Amended and Restated Joint Venture Agreement of Hollywood Casino Shreveport dated as of August 2, 1999, among Paddlewheels, HCS I and HCS II, as in effect on the date of this Indenture.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the Commonwealth of Massachusetts or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and the Guarantors and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

       "License Agreement" means the License Agreement dated as of the date of this Indenture, between Hollywood Casino and the Partnership, as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Liquidated Damages" has the meaning ascribed thereto in the Registration Rights Agreement.

      "Loan and Settlement Agreement " means the Loan and Settlement Agreement dated as of January 16, 1998, among New Orleans Paddlewheels, Inc., Paddlewheels, HWCC-Louisiana, Sodak Louisiana, L.L.C. and Hilton New Orleans Corporation, as in effect on the date of this Indenture.

      "Management Agreement" means the Management Services Agreement dated as of September 22, 1998, between the Partnership and the Manager relating to the management of the Shreveport Resort, as amended by the Amendment to Management Services Agreement dated as of August 2, 1999, among the Partnership and the Manager, as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Management Fees" means any fees payable to the Manager pursuant to the Management Agreement.

      "Manager" means HWCC-Shreveport, Inc., a Louisiana corporation.

      "Manager Subordination Agreement" means the Manager Subordination Agreement dated as of the date of this Indenture, among the Partnership, the Manager and the Trustee.

      "Marine Services Agreement" means the Marine Services Agreement dated as of September 22, 1998, between the Partnership and Paddlewheels, as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Membership Interest Purchase Agreement" means the Purchase Agreement dated as of March 31, 1999, among HWCC-Louisiana, Sodak Gaming and Sodak Louisiana, L.L.C., as in effect on the date of this Indenture.

      "Minimum Facilities" means, with respect to the Shreveport Resort, a riverboat casino which has in operation at least 1,600 gaming positions, a hotel which has at least 350 hotel rooms, two restaurants with seating for at least 500 people, two bars, an entertainment lounge and parking for at least 1,800 vehicles.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Income" means, with respect to any specified Person:

          (1) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred equity dividends or distributions, excluding, however:

               (a) any gain (but not loss), together with any related provision for taxes or Tax Amount on such gain (but not loss), realized in connection with: (I) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (II) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (b) any extraordinary gain (but not loss), together with any related provision for taxes or Tax Amount on such extraordinary gain (but not loss); less

          (2) in the case of any Person that is a partnership or limited liability company, the Tax Amount of such Person for such period.

      "Net Loss Proceeds" means the aggregate cash proceeds received by the Partnership or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes or the portion of the Tax Amount attributable to such Event of Loss paid or payable as a result thereof.

      "Net Proceeds" means the aggregate cash proceeds received by the Partnership or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof and taxes or the portion of the Tax Amount attributable to such Asset Sale paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Partnership nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
      (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Partnership or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Partnership or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person under Regulation S.

      "Note Guarantee" means the Guarantee by each Guarantor of the Issuers' payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering" means the offering of the Notes by the Issuers.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Section 14.05 hereof.

      "Operating" means, with respect to the Shreveport Resort, the first time that:

          (1) all Gaming Licenses have been granted and have not been revoked or suspended;

          (2) all Liens (other than Liens created by the Collateral Documents or Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Shreveport Resort have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Partnership, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and the Partnership has taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Shreveport Resort or the real property on which the Shreveport Resort will be constructed;

          (3) the Independent Construction Consultant shall deliver a certificate to the Trustee certifying that the Shreveport Resort is substantially complete in all material respects in accordance with the Final Plans with respect to the Minimum Facilities;

          (4) the Shreveport Resort is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

          (5) the Minimum Facilities are open to the general public and operating in accordance with applicable law; and

          (6) a permanent or temporary certificate of occupancy has been issued for the Shreveport Resort by the appropriate governmental authorities.

      "Operating Deadline" means April 30, 2001.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 14.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

      "Paddlewheels" means Shreveport Paddlewheels, L.L.C., a Louisiana limited liability company.

      "Paddlewheels Revenue Participation" means the amount payable by the Partnership to Paddlewheels equal to 1% of the Complex Net Revenues (as defined in the Assignment Agreement) pursuant to the terms of the Assignment Agreement.

      "Pari Passu Collateral" means the Collateral owned by the Partnership, excluding the funds held in the Cash Collateral Accounts.

      "Pari Passu Lien" means a Lien on the Pari Passu Collateral that ranks pari passu with the Lien of the Trustee for the ratable benefit of the holders of Notes pursuant to the intercreditor agreement in substantially the form attached hereto as Exhibit G.

      "Permitted Business " means the gaming business and other businesses necessary for, incident to, connected with, arising out of, or developed or operated to permit or facilitate the conduct or pursuit of the gaming business (including developing and operating lodging facilities, restaurants, sports or entertainment facilities, transportation services or other related activities or enterprises and any additions or improvements thereto) and potential opportunities in the gaming business.

      "Permitted Investments" means:

          (1) any Investment in the Partnership or in a Restricted Subsidiary of the Partnership;

          (2) any Investment in Cash Equivalents, Government Securities or Pledged Securities;

          (3) any Investment by the Partnership or any Restricted Subsidiary of the Partnership in a Person, if as a result of such Investment:

               (a) such Person becomes a Restricted Subsidiary of the Partnership; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or a Restricted Subsidiary of the Partnership;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Partnership;

          (6)  Hedging Obligations;

          (7) one or more investments by the Partnership in any entities the sole purpose of which is to develop, construct and/or operate golf courses; provided that (a) the aggregate amount of all such Investments does not exceed $3.0 million and (b) that the development, construction and operation of such golf course would satisfy the provisions of Section
      4.14 hereof;

          (8) any Investment by the Partnership or any of its Restricted Subsidiaries in persons required in order to secure liquor and/or other licenses or permits under applicable law incident to the operation by the Partnership or any of its Restricted Subsidiaries of a Permitted Business; provided that the aggregate amount of such Investment shall at no time exceed $100,000;

          (9) any Investment made in settlement of gambling debts incurred by patrons of any casino owned or operated by the Partnership or any of its Restricted Subsidiaries which settlements have been entered into in the ordinary course of business; and

          (10) Investments not otherwise permitted by the foregoing clauses (1) through (9) in an aggregate outstanding amount of not more than $250,000.

      "Permitted Liens" means:

          (1) Liens on the assets of the Issuers and the Guarantors created by this Indenture and the Collateral Documents securing the Notes and the Note Guarantees;

          (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Partnership or any Restricted Subsidiary of the Partnership; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Partnership or any Restricted Subsidiary;

          (3) Liens on property existing at the time of acquisition thereof by the Partnership or any Restricted Subsidiary of the Partnership; provided, however, that such Liens were in existence prior to the contemplation of such acquisition;

          (4)  Liens existing on the date of this Indenture;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (7) Liens on FF&E to secure Indebtedness permitted by clause (h) of the second paragraph of Section 4.09 hereof;

          (8) Pari Passu Liens on the Pari Passu Collateral to secure Indebtedness permitted by clause (j) of the second paragraph of Section
      4.09 hereof;

          (9) pledges or deposits in the ordinary course of business to secure lease obligations or non-delinquent obligations under workers' compensation, unemployment insurance or similar legislation;

          (10) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Partnership or any Subsidiary incurred in the ordinary course of business;

          (11) ground leases in respect of real property on which facilities owned or leased by the Partnership or any of its Restricted Subsidiaries is located;

          (12) Liens on assets of Unrestricted Subsidiaries that secure Non-recourse Debt of Unrestricted Subsidiaries;

          (13) Liens arising from UCC financing statements regarding property leased by the Partnership or any of its Restricted Subsidiaries;

          (14) Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security benefits; and

          (15) without limiting the ability of the Partnership or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses; provided, however, that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced or substitute property or assets, the value of which is (and, for property or assets having an aggregate fair market value of more than $100,000, as determined by the Board of Directors to
      be) not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Partnership or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Partnership or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith); provided, however, if such Indebtedness is secured by a Lien described in clause (7) of the definition of "Permitted Liens," then the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness will not exceed the then current fair market value of the asset so encumbered;

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Partnership or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Plans" means all drawings, plans and specifications, prepared by or on behalf of the Partnership, as the same may be amended or supplemented from time to time as specified in the Cash Collateral and Disbursement Agreement and, if required, submitted to and approved by the appropriate regulatory authorities, which describe and show the Shreveport Resort and the labor and materials necessary for the construction thereof.

      "Pledged Securities" means:

          (1) Government Securities having a maturity date on or before the date on which the payments of Interest on the Notes to which such Government Securities are pledged occur;

          (2) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

          (3) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation other than an Affiliate of the Partnership with a rating at the time any investment therein is made, of "A-1" or higher according to Standard & Poor's Ratings Services or "P-1" or higher according to Moody's Investors Service, Inc.;

          (4) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

in the case of clauses (2) through (4) above, which have a maturity date on or before the date on which the payments of Interest on the Notes to which such securities are pledged occur.

      "Principals" means:

          (1) Jack Pratt, Edward T. Pratt, Jr., William D. Pratt, Crystal A. Pratt, Maria A. Pratt and Edward T. Pratt III, their respective estates and members of the immediate family (including adopted children) of any of them who acquire Voting Stock of Hollywood Casino from any such estates;

          (2) C.A. Pratt Partners, Ltd., a Texas limited partnership; provided, however, that, in each case, the majority of the voting equity interest of the partnership is Beneficially Owned by a Person named in clause (1); and

          (3) The WDP, Jr. Family Trust; provided, however, that a Person named in clause (1) is:

               (a) the Beneficial Owner of a majority of the Voting Stock of Hollywood Casino held by such trust, or

               (b) if the trust is irrevocable, the trustee of the irrevocable trust is a Person named in clause (1).

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Project Costs" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "QNOV" means QNOV, a Louisiana general partnership.

      "Qualified Equity Offering" means an offering of Hollywood Casino's common stock which results in net proceeds to Hollywood Casino of at least $20.0 million, but only to the extent that the net proceeds of the offering are contributed directly or indirectly as equity by Hollywood Casino to the Partnership.

      "Registration Rights Agreement" means the Registration Rights Agreement dated the date of this Indenture, among the Issuers, the Guarantors and Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Banc of America Securities LLC, Lehman Brothers Inc. and Prudential Securities Incorporated.

       "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

      "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibits A-1 and A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

      "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-3 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Remaining Construction Amounts" means an amount equal to the aggregate of amounts remaining in the Construction Disbursement Account, the Completion Reserve Account and the Segregated Account on the date the Shreveport Resort becomes Operating, less the amount of the Remaining Costs.

      "Remaining Costs" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

      "Responsible Officer," when used with respect to the Trustee, means any officer within Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend, including the Rule 144A Global Note and the IAI Global Note.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "S&P" means Standard and Poor's Rating Services.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Segregated Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

      "Semiannual Period" means each period that begins on January 1 and ends on the next June 30 or each period that begins on July 1 and ends on the next December 31.

      "Series A Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Series B Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Shelf Registration Statement" has the meaning given it in the Registration Rights Agreement.

      "Shreveport Resort" means the project to develop, construct, equip and operate a riverboat casino, hotel and related amenities in Shreveport, Louisiana, as described in the Offering Memorandum dated August 3, 1999, used in connection with the Offering.

      "Side Agreement" means the Side Agreement dated as of January 16, 1998, among Queen of New Orleans at the Hilton Joint Venture, HWCC-Louisiana and Sodak Louisiana, L.L.C., as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Sodak Gaming" means Sodak Gaming, Inc., a South Dakota corporation.

      "Software Agreement" means the Software License and Maintenance Agreement to be entered into between the Partnership and Advanced Casino Systems Corporation.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Tax Amount" means payments by the Partnership to HCS I and HCS II in amounts sufficient to permit HCS I and HCS II to fulfill the obligations with respect to all taxes of

HWCC-Louisiana, HCS I and HCS II; provided, however, that so long as HWCC-Louisiana, HCS I and HCS II file a consolidated, combined, unitary or similar federal, state or local income or franchise tax return with Hollywood Casino, the payment by the Partnership with respect to such taxes shall be an amount sufficient to permit HWCC-Louisiana, HCS I and HCS II to fulfill their respective obligations under the Tax Sharing Agreement solely with respect to their respective obligations thereunder that are attributable to the Partnership's income.

      "Tax Sharing Agreement" means the Tax Sharing Agreement dated the date of this Indenture, between Hollywood Casino and its domestic corporate Subsidiaries, including HWCC-Louisiana, HCS I and HCS II as in effect on the date of this Indenture or as amended or modified pursuant to Section 4.29 hereof.

      "Technical Services Agreement" means the Technical Services Agreement dated as of September 22, 1998, between the Manager and the Partnership, as in effect on the date of this Indenture or as amended or modified pursuant to
Section 4.29 hereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Total Assets" means, with respect to any Person, the aggregate of all assets of such Person and its subsidiaries as would be shown on the balance sheet of such Person prepared in accordance with GAAP.

      "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibits A1 and A2 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Unrestricted Subsidiary" means any Subsidiary of the Partnership other than Shreveport Capital that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary of the Partnership unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Partnership or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Partnership;

          (3) is a Person with respect to which neither the Partnership nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Partnership or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Partnership as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Partnership as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Partnership shall be in default of such covenant. The Board of Directors of the Partnership may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Partnership of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

      "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)  the then outstanding principal amount of such Indebtedness.

Section 1.02.  Other Definitions.

                                                            Defined
                                                              in
     Term                                                   Section
     ----                                                   -------

     "Act"........................................................     4.13
     "Affiliate Transaction"......................................     4.12
     "Asset Sale Offer"...........................................     4.10
     "Authentication Order".......................................     2.02
     "Beneficiary"................................................     2.13
     "Benefitted Party"...........................................    11.01
     "Change of Control Offer"....................................     4.16
     "Change of Control Payment"..................................     4.16
     "Change of Control Payment Date".............................     4.16
     "Covenant Defeasance"........................................     8.03
     "DTC"........................................................     2.03
     "Event of Default"...........................................     6.01
     "Event of Loss Offer"........................................     4.11
     "Excess Loss Proceeds".......................................     4.11
     "Excess Proceeds"............................................     4.10
     "incur"......................................................     4.09
     "Legal Defeasance"...........................................     8.02
     "Offer Amount"...............................................     3.09
     "Note Obligations"...........................................     13(a)
     "Offer Period"...............................................     3.09
     "Pari Passu Debt Holder".....................................     4.09
     "Paying Agent"...............................................     2.03
     "Payment Default"............................................     6.01
     "Permitted Debt".............................................     4.09
     "Purchase Date"..............................................     3.09
     "Registrar"..................................................     2.03
     "Repurchase Offer"...........................................     3.09
     "Restricted Payments"........................................     4.07

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

      Unless the context otherwise requires:

      (a)  a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c)  "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e)  provisions apply to successive events and transactions; and

      (f) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2

                                   THE NOTES

Section 2.01.  Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A1 and A2, hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1, A2 and A3, respectively, hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibits A1 and A2 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the

Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

      (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

      One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature. The Issuers' seals, if any, shall be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Issuers signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03.  Registrar and Paying Agent.

      The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Agent.

      The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian for the Depositary with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

      The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or Interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary act as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06.  Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee a notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or
(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided, however, that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates required pursuant to Rule

903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period; (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act and (z) the receipt by the Trustee of written certification that such transfer is in accordance with the restrictions set forth on the legend. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item
       (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Beneficial Interests in Unrestricted Global Notes. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer,
       (2) a Person participating in the distribution of the Exchange Notes or
       (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

              (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof;

            (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

            (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F) if such beneficial interest is being transferred to either of the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

       (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the

   Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of either of the Issuers;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                   (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                   (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
   Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

              (F) if such Restricted Definitive Note is being transferred to either of the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(b) thereof; or

              (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Issuers;

              (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

              (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

              (D) the Registrar receives the following:

                  (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                  (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
   (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
   Note if the Registrar receives the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
      144) of the Issuers;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                   (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                   (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes.
   A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and
(ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

           (i)  Private Placement Legend.

                (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE ONLY (1) TO THE ISSUERS, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE JURISDICTION, AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                (B) Notwithstanding the foregoing, any Global Note or Definitive
      Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii),
      (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (i)  General Provisions Relating to Transfers and Exchanges.

           (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request, in each case in accordance with the provisions of Section 2.02 hereof.

           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11, 4.16 and 9.05 hereof).

           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

           (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

           (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and either of the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and Interest on such Notes and for all other purposes, and none of the Trustee, any Agent or either of the Issuers shall be affected by notice to the contrary.

          (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Holder or Issuers satisfies the reasonable requirements of the Trustee. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either of the Issuers or an Affiliate of either of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of either of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and Interest on it ceases to accrue.

      If the Paying Agent (other than the Issuers, or a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue Interest.

Section 2.09.  Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

      The Issuers at any time may deliver Notes to the Trustee for cancellation. The Agents shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

      If the Issuers default in a payment of Interest on the Notes, they shall pay the defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted Interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted Interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted Interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such Interest to be paid.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

      If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before a redemption date, an Officers'

Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes for redemption or repurchase as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.  Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided, however, that in the case of an optional redemption in which the Issuers have called for redemption of all outstanding Notes in connection with a refinancing of such Notes, the Issuers shall be permitted to (a) specify a proposed redemption date, (b) change the proposed redemption date not more than two times prior to a final redemption date by notice mailed to Holders not later than five Business Days prior to the final redemption date, (c) establish the final redemption date as a date not more than 90 days after the first notice from the Issuers calling the Notes for optional redemption was mailed to the Holders and (d) rescind the redemption offer at any time prior to the final redemption date, which recision shall not cause the maturity of the Notes to have changed. If any Note is to be redeemed in part only pursuant to Section 3.06 hereof, the notice of redemption that relates to that note shall state the portion of principal amount thereof to be redeemed.

Section 3.04.  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

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

Section 3.05.  Deposit of Redemption Price.

      On or prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued Interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued Interest and Liquidated Damages, if any, on, all Notes to be redeemed.

      If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, Interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether redeemed Notes are delivered to the Paying Agent for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid Interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, upon cancellation of the old Note, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07.  Optional Redemption.

      At any time prior to August 1, 2002, the Issuers may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid Interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Qualified Equity Offering; provided, however, that: (i) at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its Subsidiaries); and (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering. Except as provided herein, the Notes will not be redeemable at the Issuers' option prior to August 1, 2003. On or after August 1, 2003, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid Interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

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

              Year                           Percentage
              ----                           ----------
              2003.....................       106.50%
              2004.....................       103.25%
              2005 and thereafter......       100.00%

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Disposition Pursuant to Gaming Laws.

      (a) Redemption Pursuant to Gaming Authority. Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of a Note be licensed, qualified or found suitable under any applicable Gaming Law, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the time period required by the Gaming Authority. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall be required to dispose of its Notes within the time specified by the Gaming Authority and the Issuers shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the least of (i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner of the Notes shall, to the extent required by applicable law, have no further right (x) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (y) to receive any Interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Issuers or the Trustee. Any Holder of Notes that is required to apply for a license, qualification or finding of suitability must pay all fees and costs of any investigation by the applicable Gaming Authorities. The Issuers are not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Issuers of such redemption in accordance with Section 14.02 hereof, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

      (b) Except as described in this Section 3.08, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Repurchase Offers.

      In the event that, pursuant to Section 4.10, 4.11 or 4.16 hereof, the Issuers shall be required to commence, or if pursuant to clause (vii) of Section
4.07 hereof, the Issuers

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

commence, an offer to all Holders to purchase Notes (a "Repurchase Offer"), they shall follow the procedures specified below.

      The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase at the Purchase Price (as determined in accordance with clause (vii) of Section 4.07, Section 4.10, 4.11 or 4.16 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to clause (vii) of Section 4.07, Section 4.10, 4.11 or 4.16 hereof, as the case may be, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid Interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional Interest shall be payable to Holders who tender Notes pursuant to such Repurchase Offer.

      Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of such Repurchase Offer, shall state:

      (a) that the Repurchase Offer is being made pursuant to this Section 3.09 and clause (vii) of Section 4.07, Section 4.10, 4.11 or 4.16 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

      (b) the Offer Amount, the purchase price and the Purchase Date;

      (c) that any Note not tendered or accepted for payment shall continue to accrue Interest and Liquidated Damages, if any;

      (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue Interest and Liquidated Damages, if any after the Purchase Date;

      (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

      (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice on or before the Purchase Date;

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

      (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

      (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

      (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

      The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to the Repurchase Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act or any securities laws or regulations conflict with the provisions of Sections 3.09, clause (vii) of
Section 4.07, 4.10, 4.11 or 4.16 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those sections of this Indenture.

      Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

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

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

      The Issuers shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and Interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due. If Interest payable on the Notes includes Contingent Interest, the Issuers shall provide a calculation of such Contingent Interest in reasonable detail to the Trustee in the form of an Officer's Certificate at the time of depositing the amount of such Contingent Interest with the Trustee. If Interest payable on the Notes does not include Contingent Interest, the Issuers shall provide notice to the Trustee to that effect. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable Fixed Interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

      The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

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

      The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03.  Reports.

      Whether or not required by the Commission, so long as any notes are outstanding, the Issuers will furnish to the Holders of Notes, within 15 days following the time periods specified in the Commission's rules and regulations:
(a) all consolidated quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuers' certified independent accountants; and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, within 15 days after filing such documents with the Commission, the Guarantors shall furnish to the Holders of the Notes the items in (a) and (b) of this paragraph.

      If the Issuers have designated any of its Subsidiaries as Unrestricted Subsidiaries, then the consolidated quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuers and the Partnership's Restricted Subsidiaries separate from the financial condition and results of operations of the Partnership's Unrestricted Subsidiaries as required by the rules and regulations of the Commission.

      In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Issuers will file a copy of all of the information and reports referred to in clauses (a) and (b) of the first paragraph of this Section 4.03 with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuers shall at all times comply with TIA (S)314(a).

Section 4.04.  Compliance Certificate.

      (a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year of such Issuer or Guarantor, as applicable, an Officers' Certificate stating that a review of the activities of the Issuers, the Guarantors and their Subsidiaries, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers and the Guarantors, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, the Cash Collateral and

Disbursement Agreement and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers and the Guarantors, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, the Cash Collateral and Disbursement Agreement and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, the Cash Collateral and Disbursement Agreement or the Collateral Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the applicable entity is taking or proposes to take with respect thereto) and to the best of his or her knowledge, no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default (or, if such an event has occurred and is continuing, specifying each such event known to such Officer and the nature and status thereof) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the applicable entity is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' and the Guarantors', as the case may be, independent public accountants (each of which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that either of the Issuers or the Guarantors, as the case may be, has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

      The Issuers shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

      Each Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each

Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

      The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Partnership's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Partnership or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Partnership's or any of its Restricted Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Partnership or dividends or distributions payable to the Partnership or a Restricted Subsidiary of the Partnership); (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Partnership) any Equity Interests of the Partnership or any direct or indirect parent of the Partnership; (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes, except (i) a payment of Interest or principal at the Stated Maturity thereof and (ii) a payment at any time of Interest or principal on Indebtedness permitted by clauses (h) or (j) of the second paragraph of Section 4.09 hereof; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

          (i)   the Shreveport Resort is Operating;

          (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (iii) the Partnership would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
   4.09 hereof; and

          (iv) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii) through (v) and (vii) through (ix) of the next succeeding paragraph), is less than the sum, without duplication, of:

                (A) 50% of the Consolidated Net Income of the Partnership for the period (taken as one accounting period) from the date hereof to the end of the Partnership's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

              (B) 100% of the aggregate net cash proceeds received by the Partnership since the date hereof as a contribution to its common equity capital (other than amounts contributed directly or indirectly by Hollywood Casino to the Partnership (I) which are deposited into the Equity Escrow Account and (II) pursuant to the Completion Capital Agreement), plus

              (C) 50% of any cash dividends received by the Partnership or any of its Restricted Subsidiaries after the date hereof from an Unrestricted Subsidiary of the Partnership, to the extent such dividends were not otherwise included in Consolidated Net Income of the Partnership for such period, plus

              (D) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the sum of (I) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (II) the aggregate amount invested in such Restricted Investment; plus

              (E) to the extent that any Subsidiary that was designated as an Unrestricted Subsidiary after the date hereof is redesignated as a Restricted Subsidiary, the lesser of (I) the amount of the Investment in the Subsidiary treated as a Restricted Payment at and since the time that the Subsidiary was designated as an Unrestricted Subsidiary, as determined by the last paragraph of this covenant, and (II) the fair market value of the Investment in the Subsidiary as of the date that it is redesignated as a Restricted Subsidiary.

      With respect to any payments made pursuant to (a) clauses (i) through
(iv), (vii) and (viii) below, so long as no Default has occurred and is continuing or would be caused thereby, (b) clause (v) below, regardless of whether any Default or Event of Default has occurred and is continuing or would be caused thereby and (c) clauses (vi) and (ix) below, so long as no Default or Event of Default in the payment when due of any principal, Interest, premium or Liquidated Damages on the Notes shall have occurred or be continuing or would be caused thereby, the preceding provisions will not prohibit:

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

         (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of the Partnership or any of its Restricted Subsidiaries that is a Guarantor or of any Equity Interests of the Partnership in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Partnership) of, Equity Interests of the Partnership (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iv)(B) of the preceding paragraph;

         (iii) the defeasance, redemption, repurchase or other acquisition of pari passu or subordinated Indebtedness of the Partnership or any of its Restricted Subsidiaries that is a Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

         (iv) the payment to the Manager of (a) cost reimbursements in the amounts permitted by the Technical Services Agreement and the Management Agreement and (b) management fees in the amounts permitted by the Management Agreement, subject in the case of clause (b) above to (I) the terms of the Manager Subordination Agreement relating thereto between the Manager and the Trustee and (II) the requirement that all such payments are made in compliance with Section 4.30 hereof;

         (v) the payment to (a) HCS I or HCS II of any amounts that they may be required to pay to Paddlewheels pursuant to the Assignment Agreement and
   (b) Paddlewheels of amounts required to be paid to it by the Partnership pursuant to the terms of the Assignment Agreement and the Marine Services Agreement;

         (vi)   any redemption required pursuant to Section 3.08 hereof;

         (vii) the payment of (a) dividends or distributions by the Partnership within nine months after the Shreveport Resort begins Operating of an amount equal to (I) 50% of the Remaining Construction Amounts, less (II) the amount paid by the Issuers to holders of Notes pursuant to the Construction Repurchase Offer; provided, however, that (A) no payment may be made pursuant to this clause (vii) prior to the time that the Construction Repurchase Offer has been consummated and (B) the Construction Repurchase Offer may only be commenced after the Shreveport Resort begins Operating and all Project Costs have been invoiced and paid, other than those amounts required to be retained pursuant to the Cash Collateral and Disbursement Agreement, and (b) amounts required to be paid pursuant to the terms of the License Agreement;

         (viii) payments by the Partnership to any of its Affiliates with respect to reimbursements for costs incurred by such Affiliates in connection with the provision or procurement of goods or services by such Affiliates to the Partnership in the ordinary course of business; and

         (ix) payments by the Partnership to HWCC-Louisiana, HCS I and HCS Il in amounts equal to the Tax Amount.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by Partnership's Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Partnership's Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Partnership shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this section were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

      The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock to the Partnership or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Partnership or any of its Restricted Subsidiaries; (b) make loans or advances to the Partnership or any of its Restricted Subsidiaries; or (c) transfer any of its properties or assets to the Partnership or any of its Restricted Subsidiaries.

      The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of: (a) the Notes, this Indenture, the Note Guarantees or the Collateral Documents; (b) applicable law; (c) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (d) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (e) the acquisition of the Capital Stock of any Person, or property or assets of any Person by the Partnership or any Restricted Subsidiary, if the encumbrances or restrictions (i) existed at the time of the acquisition and were not incurred in contemplation thereof and (ii) are not applicable to any Person or the property or assets of any Person other than the Person acquired or the property or assets of the Person acquired; (f) purchase money obligations or capital lease obligations for FF&E acquired with FF&E Financing that impose restrictions of the type described in clause (c) of the first paragraph of this covenant on the FF&E so acquired; (g) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; (h) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; (i) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Equity.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness

(including Acquired Debt), and the Partnership shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred equity; provided, however, that, the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if (a) the Shreveport Resort is Operating; and (b) the Fixed Charge Coverage Ratio for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred equity or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness so long as no Default or Event of Default has occurred and is continuing (collectively, "Permitted Debt"):

      (a) the incurrence by the Partnership and its Restricted Subsidiaries of
(i) Indebtedness represented by the Notes to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement and (ii) their respective obligations arising under the Collateral Documents to the extent such obligations would represent Indebtedness;

      (b) the incurrence by the Partnership or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses (a), (b), (h) and (j) of this paragraph;

      (c) the incurrence by the Partnership or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Partnership and any of its Restricted Subsidiaries as provided in Section 4.24 hereof; provided, however, that (i) such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)
(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Partnership or a Restricted Subsidiary thereof or (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Partnership or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Partnership or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (c);

      (d) the incurrence by the Partnership or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

      (e) the Guarantee by the Partnership or any of its Restricted Subsidiaries of Indebtedness permitted to be incurred by another provision of this Section 4.09;

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      (f) the incurrence by the Partnership or any of its Restricted
Subsidiaries of Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business;

      (g) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for the purposes of this covenant; provided, however, in each such case, that the amount thereof is included in Fixed Charges of the Partnership or the applicable Restricted Subsidiary as accrued;

      (h) the incurrence by the Partnership of FF&E Financing; provided, however, that (i) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof,
(ii) no Indebtedness incurred under the Notes is utilized for the purchase or lease of such FF&E and (iii) the aggregate principal amount of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, does not exceed $35.0 million outstanding at any time;

      (i) the Guarantee by the Partnership of Indebtedness incurred by any minority or women owned business enterprise that provides goods or services to the Partnership; provided, however, that (i) such Indebtedness is directly related to the construction, development or operation of the Shreveport Resort and (ii) the total amount of Guarantees for which the Partnership has become and may become obligated pursuant to this clause may not exceed an aggregate of $200,000;

      (j) the incurrence by the Partnership or any of its Restricted Subsidiaries of Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, in an aggregate principal amount not to exceed $10.0 million at any one time outstanding for working capital purposes and other general purposes;

      (k) the incurrence by the Partnership of Indebtedness to Hilton New Orleans Corporation, a Louisiana corporation, pursuant to the terms of the Loan and Settlement Agreement in an amount not to exceed $2.0 million; and

      (l) the incurrence by the Partnership of Indebtedness to the City of New Orleans pursuant to the Compromise Agreement in the amount of $5.0 million to be paid promptly after the issuance of the Notes.

      The Partnership will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Partnership unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Partnership shall be

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deemed to be contractually subordinated in right of payment to any other
Indebtedness of the Partnership solely by virtue of being unsecured.

      For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (k) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Partnership will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09.

      If any Indebtedness that may be incurred under this Section 4.09 may be secured by a Pari Passu Lien on the Pari Passu Collateral, upon the request of the Issuers, the Trustee is authorized to enter into an intercreditor agreement with the holder or holders of that Indebtedness (the "Pari Passu Debtholder") in substantially the form as Exhibit G hereto.

Section 4.10.  Asset Sales.

      The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (a) the Shreveport Resort is Operating; (b) the Partnership (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; (c) such fair market value is determined by the Partnership's Board of Directors and evidenced by a resolution of the Board of Directors as set forth in an Officers' Certificate delivered to the Trustee; and (d) at least 75% of the consideration therefor received by the Partnership or such Restricted Subsidiary is in the form of cash. For purposes of this provision and not for purposes of the definition of "Net Proceeds" (except to the extent set forth in such definition with respect to the conversion of non-cash proceeds to cash), each of the following shall be deemed to be cash: (x) any liabilities (as shown on the Partnership's or such Restricted Subsidiary's most recent balance sheet) of the Partnership or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Restricted Subsidiary's Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Partnership or such Restricted Subsidiary from further liability; and (y) any securities, Notes or other obligations received by the Partnership or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Partnership or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

      Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Partnership or the Restricted Subsidiary may apply such Net Proceeds to make a capital expenditure, improve real property or acquire longterm assets that are used or useful in a line of business permitted under Section 4.14 hereof; provided, however, that the Partnership or the Restricted Subsidiary, as the case may be, grants to the Trustee, on behalf of the Holders of the Notes, and, if the Asset Sale relates to Pari Passu Collateral, the holders of any Indebtedness secured by the Pari Passu Collateral, a first priority perfected security interest, subject to Permitted Liens, on any such property or assets acquired or constructed with the Net Proceeds of any Asset Sale on the terms set forth herein, the intercreditor agreement entered into by the Partnership with respect to the Pari Passu Collateral in accordance with this Indenture and the

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Collateral Documents.  Pending the final application of any such Net Proceeds, the Partnership or the applicable Restricted Subsidiary may invest such Net Proceeds in Cash Equivalents held in an account in which the Trustee shall have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the Holders of the Notes, and, if the Asset Sale relates to the Pari Passu Collateral, the Holders of any Indebtedness secured by such Pari Passu Collateral on a pari passu basis with the Notes.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within ten days following the date that the aggregate amount of Excess Proceeds exceeds $5.0 million, the Partnership will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and secured by Pari Passu Collateral containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and such other Indebtedness tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered and will select the Notes to be purchased in the manner described under Section 3.02 hereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  Events of Loss.

      Within 360 days after any Event of Loss with respect to any Collateral with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Partnership or the affected Restricted Subsidiary of the Partnership, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Shreveport Resort, with no concurrent obligation to make any purchase of any Notes; provided, however, that:

      (a) the Partnership delivers to the Trustee within 60 days of such Event of Loss a written opinion from a reputable contractor that the Shreveport Resort with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed and Operating within 360 days of the Event of Loss;

      (b) an Officers' Certificate certifying that the Partnership has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (a) above; and

      (c) the Net Loss Proceeds are less than $75.0 million.

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      Any Net Loss Proceeds that are not reinvested or not permitted to be reinvested as provided in the first sentence of this Section 4.11 will be deemed "Excess Loss Proceeds." Within 10 days following the date that the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Partnership will make an offer (an "Event of Loss Offer") to all Holders of Notes and holders of other Indebtedness that is pari passu with the Notes and secured by Pari Passu Collateral containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of Events of Loss to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Loss Proceeds, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuers may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes and such other Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered and will select the Notes to be purchased in the manner described under
Section 3.02 hereof. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

      If, prior to the date on which the Shreveport Resort becomes Operating, the Net Loss Proceeds to be used for rebuilding, repair, replacement or construction of the Shreveport Resort exceed $5.0 million, then the Net Loss Proceeds will be deposited into an account in which the Trustee will be granted a first priority perfected security interest, subject to Permitted Liens; provided, however, that any such Net Loss Proceeds will be disbursed in a manner consistent with the Plans and the revised budget for the Shreveport Resort. Pending their final application, all Net Loss Proceeds will be invested in Cash Equivalents held in an account in which the Trustee has a first priority perfected security interest, subject to Permitted Liens, for the benefit of the Holders of Notes and, if the Event of Loss relates to Pari Passu Collateral, the holders of any Indebtedness secured by such Pari Passu Collateral on a pari passu basis with the Notes. These pledged funds and securities will be released to the Partnership to pay for or reimburse the Partnership for the actual cost of a permitted use of Net Loss Proceeds as provided above, or the Event of Loss Offer, pursuant to the terms of the Collateral Documents. The Partnership or the applicable Restricted Subsidiary will grant to the Trustee, on behalf of the Holders of Notes and, if the Event of Loss relates to Pari Passu Collateral, the holders of any Indebtedness secured by the Pari Passu Collateral, a first priority perfected security interest, subject to Permitted Liens, on any property or asset rebuilt, repaired, replaced or constructed with such Net Loss Proceeds pursuant to the terms set forth in this Section 4.11, the intercreditor agreement entered into by the Partnership with respect to the Pari Passu Collateral in accordance with this Indenture and the Collateral Documents.

      In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any property or assets that have a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Partnership or the affected Restricted Subsidiary, as the case may be, shall be required to receive consideration (a) at least equal to the fair market value

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(evidenced by a resolution of the Partnership's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (b) with respect to any "Event of Loss" of any portion of the hotel, riverboat casino or parking structure and restaurant and entertainment promenade that are a part of the Shreveport Resort, at least 90% of which is in the form of Cash Equivalents.

Section 4.12.  Transactions with Affiliates.

      The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless: (a) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Partnership or such Restricted Subsidiary with an unrelated Person; and (b) the Partnership delivers to the Trustee:

            (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved unanimously by the Board of Directors; and

            (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, other than in connection with the Software Agreement, an opinion as to the fairness to the holders of Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The foregoing paragraph shall not apply to the following: (a) payments made pursuant to the Completion Capital Agreement, Management Agreement, License Agreement, Tax Sharing Agreement, Technical Services Agreement, Assignment Agreement and Marine Services Agreement; (b) purchases of goods and services in the ordinary course of business; (c) transactions between or among the Partnership and/or its Restricted Subsidiaries; (d) Restricted Payments that are permitted by Section 4.07 hereof; (e) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, stock options and stock ownership plans) paid or issued to and indemnities provided on behalf of, officers, directors, employees or consultants of the Partnership or any Restricted Subsidiary in the ordinary course of business; and (f) any other transactions that do not involve, in the aggregate for all such transactions, the payment of more than $250,000 in consideration in any one calendar year.

Section 4.13.  Liens.

      The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned

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or hereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.14.  Line of Business.

      The Partnership shall not, and shall not permit any Subsidiary to, engage in any business or investment activities other than a Permitted Business. Neither the Partnership nor any of its Subsidiaries may conduct a Permitted Business in any gaming jurisdiction in which the Partnership or such Subsidiary is not licensed as of the date of this Indenture if the Holders of the Notes shall be required to be licensed as a result thereof; provided, however, that the provisions described in this sentence shall not prohibit the Partnership or any of its Subsidiaries from conducting a Permitted Business in any jurisdiction that does not require the licensing or qualification of all the Holders, but reserves the discretionary right to require the licensing or qualification of any Holders. The Partnership shall not, and shall not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with the Shreveport Resort until the Shreveport Resort is Operating.

Section 4.15.  Corporate Existence.

      Subject to Article 5 and Section 11.05 hereof, each of the Issuers and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate or organizational existence, as the case may be, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Issuers or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of each of the Issuers and their Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Partnership's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16.  Offer to Repurchase Upon Change of Control.

      If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer described below (a "Change of Control Offer"). In the Change of Control Offer, the Issuers shall offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid Interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures set forth in Section 3.09 hereof, and described in such notice.

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      The Issuers will not be required to make a Change of Control Offer upon a
Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

      On the Change of Control Payment Date, the Issuers will, to the extent lawful: (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

Section 4.17.  Construction.

      The Partnership will construct the Shreveport Resort, including the furnishing, fixturing and equipping thereof, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans.

Section 4.18.  Limitations on Use of Proceeds.

      The Partnership will deposit approximately $111.5 million of the net proceeds of the Offering into the Construction Disbursement Account, $5.0 million of the net proceeds of the Offering into the Completion Reserve Account and approximately $27.8 million of the net proceeds of the Offering in the Interest Reserve Account. The funds in the Cash Collateral Accounts will be invested solely in Government Securities; provided, however, that, after the date of this Indenture, funds in the Interest Reserve Account may be invested in Pledged Securities so long as, on the date of any such investments, such Pledged Securities have a value on such date which, in the opinion of a nationally recognized firm of independent public accountants, is at least equal to 125.0% of (a) the amount of the first three payments of Fixed Interest that are unpaid or (b) the pro rata portion of those interest payments equal to the percentage of the interest payments to be secured by the Pledged Securities. All funds in the Cash Collateral Accounts will be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

Section 4.19.  Limitation on Status as Investment Company.

      The Issuers and the Partnership's Subsidiaries are prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

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Section 4.20.  Sale and Leaseback Transactions.

      The Partnership will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Partnership may enter into a sale and leaseback transaction if:

      (a) the Partnership could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under clause (b) of the first paragraph of Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.13 hereof;

      (b) the gross cash proceeds of the sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Partnership and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

      (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Partnership applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.21.  Additional Subsidiary Guarantees.

      The Issuers shall, and shall cause each of their Restricted Subsidiaries to, comply with Section 11.02 hereof.

Section 4.22.  Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors of the Partnership may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Partnership and its Restricted Subsidiaries in the Restricted Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.07 hereof or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments," as the Partnership shall determine. The designation of any such Restricted Subsidiary as an Unrestricted Subsidiary shall only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary" set forth in Section 1.01 hereof. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.23. Limitation on Issuances and Sales of Equity Interests in Subsidiaries.

      All of the Partnership's Restricted Subsidiaries, other than Shreveport Capital, shall be wholly owned by the Partnership, by one or more of its Restricted Subsidiaries or by the Partnership and one or more of its Restricted Subsidiaries. The Partnership will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of

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any Equity Interests in any Restricted Subsidiary of the Partnership to any
Person (other than the Partnership or a Restricted Subsidiary of the Partnership), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof. In addition, the Partnership shall not permit any of its Restricted Subsidiaries to issue any of its Equity Interests to any Person other than to the Partnership or one or more of its Restricted Subsidiaries.

Section 4.24.  Advances to Restricted Subsidiaries.

      All advances, other than equity contributions, to Restricted Subsidiaries made by the Partnership after the date of this Indenture shall be evidenced by an intercompany Note in favor of the Partnership. Any such intercompany Notes shall be pledged pursuant to the Collateral Documents to the Trustee as Collateral to secure the Notes. Each intercompany note shall be payable upon demand and shall bear interest at a rate equal to the then current fair market interest rate.

Section 4.25.  Compliance with Securities Laws.

      The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to clause (vii) of Section 4.07 hereof and Sections 4.10, 4.11 or 4.16 hereof. To the extent that the provisions of any securities laws or regulations conflict with clause (vii) of Section 4.07 hereof or Sections 3.09, 4.10, 4.11 or 4.16 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Indenture by virtue of such conflict.

Section 4.26.  Payments for Consent.

      The Issuers shall not, and shall not permit any of the Partnership's Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.27.  Further Assurances.

      The Issuers shall, and shall cause each of their Restricted Subsidiaries to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates assurances and other instruments as may be required from time to time in order to (a) carry out more effectively the purposes of the Collateral Documents, (b) subject to the Liens created by any of the Collateral Documents any of the

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properties, rights or interests required to be encumbered thereby, (c) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (d) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee under any other instrument executed in connection therewith or granted to the Partnership under the Collateral Documents or under any other instrument executed in connection therewith.

Section 4.28.  Insurance

      Until the Notes have been paid in full, the Partnership shall, and shall cause its Restricted Subsidiaries to, maintain insurance with carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage shall be deemed to include, without limitation, the following: (a) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction; (b) comprehensive general liability insurance with minimum limits of $1.0 million; (c) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;
(d) business interruption insurance at all times on and after the Shreveport Resort is Operating; and (e) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size; provided, however, that such insurance shall provide coverage of not less than the lesser of (i) 120% of the outstanding principal amount of the Notes plus accrued and unpaid Fixed Interest and (ii) 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and, in each case, with a deductible no greater than 2% of the insured value of the Shreveport Resort or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

      All insurance required by this Section 4.28 (except worker's compensation) shall name the Partnership and the Trustee as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to the Partnership and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Partnership will deliver to the Trustee on the date of this Indenture and each anniversary thereafter a certificate of an insurance agent describing the insurance policies obtained by the Partnership and its Restricted Subsidiaries, together with an

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Officer's Certificate stating that such policies comply with this covenant and the related applicable provisions of the Collateral Documents.

Section 4.29.  Amendments to Certain Agreements

      Neither of the Issuers nor any of the Partnership's Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of any of the Collateral Documents, Completion Capital Agreement, Management Agreement, License Agreement, Tax Sharing Agreement, Technical Services Agreement, Assignment Agreement, Marine Services Agreement, Side Agreement and Contribution and Assumption Agreement; provided, however, that (a) any such agreement may be amended or modified so long as the terms of such agreement as so amended or modified are no less favorable to the Holders of the Notes than the terms of such agreement as of the date of this Indenture and (b) any of the Collateral Documents may be amended, waived or modified as set forth in Article 9 hereof.

Section 4.30.  Restriction on Payment of Management Fees

      The Partnership shall not, directly or indirectly, pay to the Manager or any of its Affiliates any Management Fees, except pursuant to the Management Agreement in accordance with this Indenture. Amounts payable pursuant to the Management Agreement may not be prepaid, and no payment of Management Fees, either current or accrued, will be made:

      (a) if at the time of payment of such Management Fee, a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof; or

      (b) to the extent such payment would cause the Partnership's Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Management Fee is proposed to be paid to be less than 1.5 to 1 (calculated on a pro forma basis after adding back Management Fees that were deducted in connection with the calculation of Consolidated Cash Flow during that period and deducting from Consolidated Cash Flow Management Fees to be paid pursuant to this provision); provided, however, that, with respect to periods following the date the Shreveport Resort first becomes Operating and prior to the time when internal financial statements are available for four full fiscal quarters following the date the Shreveport Resort first becomes Operating, such Fixed Charge Coverage Ratio will be calculated with respect to the number of full fiscal quarters (but in no event less than one full fiscal quarter) for which internal financial statements are available following the date the Shreveport Resort first becomes Operating.

      Any Management Fees not permitted to be paid pursuant to this Section 4.30 will be deferred and will accrue and may be paid only at such time that they would otherwise be permitted to be paid hereunder.

Section 4.31. Restrictions on Activities of HWCC-Louisiana, HCS i, HCS ii and Shreveport Capital

      None of HWCC-Louisiana HCS I, HCS II or Shreveport Capital may:

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      (a) hold any material assets; provided, however, that (i) HWCC-Louisiana may hold shares of HCS I and HCS II, the $2.5 million in cash that it will use to fund its obligations under the Membership Interest Purchase Agreement until such obligations are paid pursuant to the Membership Interest Purchase Agreement and a promissory note from Paddlewheels in the aggregate amount of $1.0 million and (ii) HCS I and HCS II may each hold interests in the Partnership;

      (b) consolidate or merge with or into any other Person, other than as permitted under Section 5.01 hereof;

      (c) become liable or pay for any obligations; provided, however, that each of them may become liable for or pay for (i) (A) its obligations under this Indenture, the Notes, the Note Guarantees, the Registration Rights Agreement, the Collateral Documents and any performance, surety or appeal bonds incurred in the ordinary course of business, (B) any judgments and (C) its obligations under the Membership Interest Purchase Agreement, Tax Sharing Agreement, Assignment Agreement, Compromise Agreement, Loan and Settlement Agreement, Joint Venture Agreement, Side Agreement and Contribution and Assumption Agreement and (ii) Shreveport Capital may be a co-obligor with respect to Indebtedness if the Partnership is also an obligor of such Indebtedness and the net proceeds thereof are received by the Partnership or one or more of its Restricted Subsidiaries other than Shreveport Capital; or

      (d) engage in any significant business activities, other than those that are reasonably necessary for HCS I to take in its capacity as the managing general partner of the Partnership.


                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

      Neither the Partnership nor any Guarantor may, directly or indirectly (a) consolidate or merge with or into another Person (whether or not the Partnership or the Guarantor is the surviving entity) or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries', properties or assets, taken as a whole, in one or more related transactions, to another Person; unless:

            (i) either (A) the Partnership or the Guarantor, as applicable, is the surviving entity or (B) the Person formed by or surviving any such consolidation or merger (if other than the Partnership or the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership or the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Partnership or the Guarantor, as applicable, under the Notes, this

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      Indenture, the Registration Rights Agreement, the Note Guarantee and the
      Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee;

            (iii) immediately after such transaction no Default or Event of Default exists;

            (iv) such transaction would not result in the loss or suspension or material impairment of any of the Partnership's or any of its Restricted Subsidiaries' Gaming Licenses unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment;

            (v) in the case of a consolidation or merger of the Partnership, the Partnership or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, or, in the case of a consolidation or merger of a Guarantor or the sale, assignment, transfer, conveyance or other disposition of the property or assets of the Guarantor, the Partnership shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (b) of the first paragraph of Section 4.09 hereof; and

            (vi) such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided, however, that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

      In addition, neither the Partnership nor any Guarantor may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This The restrictions of this
Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Partnership and any of its Restricted Subsidiaries.

      Notwithstanding the foregoing, the Partnership may reorganize as a corporation or other business entity in accordance with the procedures established in this Indenture, provided that the Partnership has delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the reorganization is not adverse to Holder of the Notes (it being recognized that the reorganization will not be deemed adverse to the Holders of the Notes solely because (a) of the accrual of deferred tax liabilities resulting from the reorganization or (b) the successor or surviving corporation (i) is subject to income tax as a corporate entity or (ii) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law).

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Section 5.02.  Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or any Guarantor in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Partnership or Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Partnership" or the "Guarantor," as applicable, shall refer instead to the successor corporation and not to the Partnership or the Guarantor, as applicable, and may exercise every right and power of the Partnership or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Partnership or the Guarantor, as applicable, herein; provided, however, that (a) the surviving entity or acquiring corporation shall (i) assume all of the Obligations of the acquired Person incurred under this Indenture, the Notes, the Note Guarantees and the Collateral Documents, as applicable, (ii) acquire and own and operate, directly or through Subsidiaries, all or substantially all of the properties and assets then constituting the assets of the Partnership, the applicable Guarantor or any of their Restricted Subsidiaries, as the case may be, (iii) have been issued, or have a consolidated Subsidiary which has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect and (iv) be in compliance fully with Section 5.01 hereof and (b) the Partnership or the applicable Guarantor shall deliver to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Article 5; provided, further, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of, premium and Liquidated Damages, if any, and Interest on, the Notes except in the case of a sale of all of one or the Partnership's assets that meets the requirements of
Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

      Each of the following is an Event of Default:

      (a) default for 30 days in the payment when due of Interest on, or Liquidated Damages with respect to, the Notes; provided that payments of Contingent Interest that are permitted to be deferred as provided in this Indenture will not become due for this purpose until such payment is required to be made pursuant to the terms of this Indenture;

      (b) default in payment when due of the principal of, or premium, if any, on the Notes;

      (c) (i) default in the payment of principal of, premium, if any, and Interest on Notes required to be purchased pursuant to Sections 4.10, 4.11 and
4.16 hereof, when due and payable;

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

and (ii) failure to perform or comply with the provisions described under (A) Sections 4.18 or 5.01, or (B) Section 4.07 but only if the failure under this clause (B) is caused by a Restricted Payment described in the first set of clauses (a) through (c) of the first paragraph of Section 4.07 hereof;

      (d) failure by (i) either of the Issuers or any of the Partnership's Restricted Subsidiaries for 60 days after notice thereof to comply with the any of the other agreements in this Indenture not set forth in clause (c) above or
(ii) the Partnership for 30 days after written notice thereof from the Issuers in accordance with Section 4.04(c) hereof to comply with any of the agreements in the Cash Collateral and Disbursement Agreement;

      (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

          (i) is caused by a failure to pay principal of, or Interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

          (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

      (f) failure by either of the Issuers or any of the Partnership's Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

      (g) (i) breach by either of the Issuers or any Guarantor in any material respect of any representation or warranty or agreement in any of the Collateral Documents or in any certificates delivered in connection therewith, (ii) the repudiation by any of them of any of its obligations under any of the Collateral Documents, (iii) the unenforceability of the Collateral Documents against any of them for any reason which continues for 30 days after written notice from the Trustee or Holders of at least 25% in outstanding principal amount of Notes or
(iv) the loss of the perfection or priority of the Liens granted by any of them pursuant to the Collateral Documents for any reason;

      (h) except as permitted by this Indenture, any Note Guarantee by a Guarantor with Total Assets of $5.0 million or more shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor with Total Assets of $5.0 million or more, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

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

      (i) the Partnership or any of the Partnership's Restricted Subsidiaries:
(I) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due; or

      (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Partnership or any of the Partnership's Restricted Subsidiaries in an involuntary case; (ii) appoints a custodian of the Partnership or any of the Partnership's Restricted Subsidiaries for all or substantially all of the property of the Partnership or any of the Partnership's Restricted Subsidiaries; or (iii) orders the liquidation of the Partnership or any of the Partnership's Restricted Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days;

      (k) default by Hollywood Casino in the performance of its obligations set forth in, or repudiation of its obligations under, the Completion Capital Agreement;

      (l) if HWCC-Louisiana, HCS I, HCS II and the Partnership ever fail to own collectively 100% of the issued and outstanding Equity Interests of Shreveport Capital; or

      (m) the failure of the Shreveport Resort to be Operating by the Operating Deadline or any revocation, suspension or loss of any Gaming License which results in the cessation or suspension of business at the Shreveport Resort for a period of more than 90 consecutive days; provided, however, that, in any event, there shall not be an Event of Default under this clause if the suspension of business results from an Event of Loss and the Partnership is complying with Section 4.11 hereof.

Section 6.02.  Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Issuers, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to either of the Issuers, any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, Interest, premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

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

      Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

      If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07(a) hereof, then upon acceleration of the Notes, an equivalent premium to the premium that the Issuers would have had to pay pursuant to Section 3.07(a) hereof, shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2003, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2003, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.  Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and Interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of Interest or Liquidated Damages, if any, on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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

Section 6.05.  Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under any of the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and Interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, however, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

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

Section 6.08.  Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against either of the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and Interest remaining unpaid on the Notes and Interest on overdue principal and, to the extent lawful, Interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:  to the Trustee, its agents and attorneys for amounts due under
   Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and Interest, ratably, without preference

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   or priority of any kind, according to the amounts due and payable on the
   Notes for principal, premium and Liquidated Damages, if any and Interest, respectively; and

         Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.  Management of the Shreveport Resort.

      Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default which permits the taking of possession of the Shreveport Resort, the appointment of a receiver of either the Collateral or any part thereof pursuant to any of the Collateral Documents, or after such taking of possession of such appointment, the Trustee or any such receiver may, but shall not be obligated to, in addition to the rights and powers of the Trustee and such receiver set forth in this Indenture and the Collateral Documents, to retain one or more experienced operators or developers or construction contractors or agents of casinos to manage the operations and/or construction of the Shreveport Resort on behalf of the Holders of the Notes, provided, however, that any such operator shall have all necessary legal qualifications, including all applicable Gaming Licenses to manage the Shreveport Resort.

Section 6.13.  Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

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                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

      (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee in writing and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

      (e) No provision of this Indenture, the Cash Collateral and Disbursement Agreement or the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture, the Cash Collateral and Disbursement Agreement or the Collateral Documents at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

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      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) The Trustee shall execute and deliver such non-disburbance and attornment agreements relating to sub-leases of space in the Shreveport Resort from the Partnership, as lessor, as requested by the Partnership.

Section 7.02.  Rights of Trustee.

      Subject to the provisions of Section 7.01:

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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Section 7.04.  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Cash Collateral and Disbursement Agreement, the Collateral Documents or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, the Cash Collateral and Disbursement Agreement or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Cash Collateral and Disbursement Agreement, the Collateral Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers. The Issuers shall file a copy of each report with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

      The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and

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

counsel, except for such disbursements, advances and expenses as are attributable to the Trustee's negligence, willful misconduct or bad faith.

      The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Cash Collateral and Disbursement Agreement and the Collateral Documents, including the costs and expenses of enforcing this Indenture, the Cash Collateral and Disbursement Agreement and the Collateral Documents against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

      The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and Interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  Louisiana Gaming Control Board.

      (a) The Trustee shall notify the Louisiana Gaming Control Board, simultaneously with any notice given to the Holders, of any Default or acceleration under the Notes, this Indenture, the Cash Collateral and Disbursement Agreement, the Collateral Documents, or any other documents, instrument, agreement, covenant, or condition related to the issuance of the Notes, whether declared or effectuated by the Trustee or the Holders. The Trustee shall notify the Louisiana Gaming Control Board on a continuing basis and in writing, of any actions taken by the Trustee or the Holders with regard to such default, acceleration or similar matters related thereto.

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

      (b) The Trustee shall notify the Louisiana Gaming Control Board of the removal or resignation of the Trustee promptly after such removal or resignation.

      (c) The Trustee shall notify the Louisiana Gaming Control Board of any transfer or assignment of any rights under this Indenture, the Cash Collateral and Disbursement Agreement, the Collateral Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Notes by the Issuers promptly after such transfer or agreement.

      (d) The Trustee shall provide to the Louisiana Gaming Control Board promptly after its execution of the same, copies of any and all amendments or modifications to this Indenture, the Notes, the Cash Collateral and Disbursement Agreement, the Collateral Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Notes.

      (e) The Issuers agree to provide such information as the Trustee shall request, including the mailing address of the Louisiana Gaming Control Board, in order to permit the Trustee to mail the reports described herein. The Issuers shall promptly provide written notice to the Trustee of the occurrence of any the events described in this Section 7.08. Any failure by the Trustee to fulfill the reporting obligations in this Section 7.08 shall not be deemed to be negligence on the part of the Trustee, and the Trustee shall have no liability to the Issuers, the Guarantors or the Holders for any failure to comply with the reporting obligations in this Section 7.08.

Section 7.09.  Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      Subject to applicable Gaming Laws, the Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers and applicable Gaming Authorities. Subject to applicable Gaming Laws, the Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then

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

outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall take all steps necessary or advisable to be approved by applicable Gaming Authorities, if required, and deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.10.  Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, such corporation shall be otherwise eligible and qualified under this Article and in accordance with any applicable rules or regulations of Gaming Authorities.

Section 7.11.  Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

Section 7.12.  Preferential Collection of Claims Against Issuers.

      The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

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Section 7.13.  Authorization of Trustee to Take Other Actions.

      (a) The Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Collateral Documents, the Intercreditor Agreement and such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Notes. If at any time any action by or the consent of the Trustee is required under any of the Collateral Documents, the Intercreditor Agreement or any other document entered into by the Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Notes, such action or consent shall be taken or given by the Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Notes.

      (b) Upon the request of the Partnership, the Trustee shall enter into an Intercreditor Agreement with respect to any FF&E Financing; provided, however, that the Issuers deliver an Officers' Certificate certifying that (i) such financing will not violate this Indenture, (ii) the terms of such Intercreditor Agreement will not violate this Indenture or any of the Collateral Documents and
(iii) any Liens incurred in connection with such FF&E Financing extend only to the assets financed pursuant to such FF&E Financing as permitted by clause (vii) of the definition of Permitted Liens included herein.

      (c) The Trustee and its directors, officers, employees and Affiliates shall cooperate with all Gaming Authorities and provide such information and documentation as may from time to time be requested thereby.


                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

      The Issuers may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

Section 8.02.  Legal Defeasance and Discharge.

      Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and the Note Guarantees, as applicable on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers,

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

shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or Interest or premium and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Issuers' and the Guarantor's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

      Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18. 4.19, 4.20, 4.21, 4.22, 4.23, 4.24,
4.25, 4.26, 4.28, 4.29, 4.30 and 4.31 hereof and clause (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(c) through 6.01(f) and Section 6.01(l) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and Fixed Interest, the

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

maximum remaining amount payable as Contingent Interest, and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or
(ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which either of the Issuers any of the Partnership's Restricted Subsidiaries is a party or by which either of the Issuers or any of the Partnership's Restricted Subsidiaries is bound;

      (f) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of either of the Issuers or any Guarantor between the date of the deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of either of the Issuers under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of either of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of either of the Issuers or others; and

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      (h) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and Interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and Interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Partnership from time to time upon the request of the Partnership any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Partnership.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or Interest has become due and payable shall be paid to the Partnership on its request or (if then held by either of the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Partnership.

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Section 8.07.  Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or Interest on any Note following the reinstatement of its obligations, the Issuer, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Documents without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the either of the Issuers' obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of that Issuers' assets;

      (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

      (f) to enter into additional or supplemental Collateral Documents pursuant to Sections 4.10, 4.11 and 10.11 hereof or an intercreditor agreement with a Pari Passu Debtholder pursuant to Section 4.09 hereof.

      Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental Indenture

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

authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10, 4.11 and 4.16 hereof), the Notes, the Note Guarantees and the Collateral Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

      Upon the request of the Issuers accompanied by a resolution of each of their respective Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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

      (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10, 4.11 and 4.16 hereof;

      (c) reduce the rate of or change the time for payment of Interest or default interest on any Note;

      (d) waive a Default or Event of Default in the payment of principal of, or Interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than that stated in the Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or Interest or premium or Liquidated Damages, if any, on the Notes;

      (g) waive a redemption payment with respect to any Note except as provided above with respect to Sections 3.09, 4.10, 4.11 and 4.16 hereof;

      (h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

      (i) release all or substantially all of the Collateral from the Lien of this Indenture or the Collateral Documents (except in accordance with the provisions thereof); or

      (j) make any change in the preceding amendment and waiver provisions.

      Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 hereof shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes then outstanding.

Section 9.03.  Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.

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An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantors may not sign an amendment or supplemental Indenture until their respective Boards of Directors approve such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 14.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01. Security.

      The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and Interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and Interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes or the Trustee under this Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be secured by the Collateral, as provided in the Collateral Documents which the Issuers and the Guarantors have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Guarantors shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Collateral Documents and the Intercreditor Agreement and shall do or cause to be done all such acts and things as may be

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

necessary or proper, or as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured thereby, according to the intent and purposes herein and therein expressed. The Issuers and the Guarantors shall take, or shall cause their respective Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Issuers and the Guarantors hereunder, a valid and enforceable perfected Lien on the Collateral, subject to Permitted Liens.

Section 10.02.  Recording and Opinions.

      The Issuers and the Guarantors will cause the applicable Collateral Documents and any financing statements, and all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect the Lien securing the obligations under the Notes and the Note Guarantees pursuant to the Collateral Documents, except as otherwise provided herein and therein.

      The Issuers, the Guarantors and any other obligor shall furnish to the
Trustee:

      (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, the applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created by the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

      (b) within 30 days after January 1, in each year beginning with the year 2000, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

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

      (c) The Issuers shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

Section 10.03. Release of Collateral.

      (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Issuers pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (x) the identity of the Collateral to be released and (y) the provision of this Indenture which authorizes such release. The Trustee shall release (at the sole cost and expense of the Issuers) (i) all Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary, but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the either of the Issuers or a Restricted Subsidiary); provided, such contribution, sale, lease, conveyance, transfer or other distribution is or will be made in accordance with the provisions of this Indenture, including, without limitation, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with Section 4.11 hereof and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Collateral which may be released with the consent of Holders pursuant to Article 9 hereof; (iv) all Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in
Section 8.04 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof; (v) all Collateral upon the payment in full of all obligations of the Issuers with respect to the Notes; (vi) Collateral of a Guarantor whose Note Guarantee is released pursuant to Section 11.06 hereof; and
(vii) Collateral that is expressly required to be released by any Collateral Document. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The Trustee is hereby authorized and shall, from time to time upon request of the Issuers, execute and deliver UCC-3 partial release or termination statements and such other documents evidencing release of Collateral available for release pursuant to clauses (i) through (vii) above.

      (b) Except pursuant to Section 10.03(a) above, no Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Trustee the Officers' Certificate required by this Section 10.03.

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

      (c) The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

      (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuers shall cause TIA (S) 313(b), relating to reports, and TIA (S) 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Issuers except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.04.  Protection of the Trust Estate.

      Subject to the terms of the Intercreditor Agreement and the Collateral Documents, upon prior written notice to the Issuers and the Guarantors, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder; and (ii) to enforce the obligations of the Issuers, the Guarantors or any Restricted Subsidiary under this Indenture or the Collateral Documents. Upon receipt of notice that a Restricted Subsidiary or a Guarantor is not in compliance with any of the requirements of the First Preferred Ship Mortgage, Leasehold Mortgage and Assignment of Leases and Rents, the Trustee may, but shall have no obligation to purchase, at the Issuers' expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

Section 10.05.  Certificates of the Issuers.

      The Issuers shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents (i) all documents required by TIA (S)314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Issuers, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA (S)314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

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

Section 10.06.  Certificates of the Trustee.

      In the event that the Issuers wish to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S)314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.05(ii), shall deliver a certificate to the Issuers setting forth such determination.

Section 10.07. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

      Subject to the provisions of Section 7.01, 7.02 and 7.13 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder, including but not limited to the appointment and approval of collateral agents and the appointment and approval of an insurance trustee. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08.  Trustee's Duties.

      The powers and duties conferred upon the Trustee by this Article 10 are solely to protect the Collateral and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Issuers or any Guarantor whatsoever to make or give any presentment, demand for performance, notice or nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve this Indenture. The Trustee shall not be liable to the Issuers or any Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in doing so, nor shall the Trustee be under any duty to the Issuers or any Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Issuers, the any Guarantor or any Holder to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens in, or the Trustee's rights in or to, any of the Collateral or to perform on behalf of the Issuers under any Collateral Documents.

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

Section 10.09. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

      Upon an Event of Default and so long as such Event of Default continues, the Trustee may, subject to the terms of the Intercreditor Agreement, exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Issuers or any Guarantor, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers and the Guarantors acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers and the Guarantors agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers or the Guarantor, as applicable, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section
6.05 hereof, (a) against the obligations for the ratable benefit of the Holders of the Notes, (b) to maintain, repair or otherwise protect the Collateral or (c) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the applicable Issuer or Guarantor or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

Section 10.10.  Termination of Security Interest.

      Upon the payment in full of all Obligations of the Issuers under this Indenture and the Notes, the Trustee shall (at the request of the Issuers accompanied by (a) an Officers' Certificate of the Issuers to the Trustee stating that such Obligations have been paid in full, and (b) instructions from the Issuers to the Trustee to release the Liens pursuant to this Indenture and the Collateral Documents) release the Liens securing the Collateral.

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Section 10.11.  Cooperation of Trustee.

      In the event the Issuers or any Guarantor pledge or grant a security interest in additional Collateral, the Trustee shall cooperate with the Issuers or such Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Issuer or any Guarantor engages in any transaction pursuant to Section 10.03 hereof, the Trustee shall cooperate with the Issuer or such Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuer, including by delivering and releasing the Collateral in a prompt and reasonable manner.

Section 10.12.  Collateral Agent.

      The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or Intercreditor Agreement or which are specified in any Collateral Documents or Intercreditor Agreement, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the Intercreditor Agreement.


                                  ARTICLE 11
                                NOTE GUARANTEES

Section 11.01.  Guarantee.

      Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Documents or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of premium and Liquidated Damages, if any, and Interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and Interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration

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pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuers under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers or any other obligor with respect to this Indenture, the Notes or the Obligations of the Issuers under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require any of the Trustee, the Holders or the Issuers (each a "Benefitted Party"), as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuers, any other guarantor (including any other Guarantor) of the Obligations under the Note Guarantees or any other Person,
(ii) proceed against or exhaust any security held from the Issuers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefitted Party in favor of the Issuers or any other Person, or (iv) pursue any other remedy in the power of any Benefitted Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuers including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full of the Obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefitted Party's errors or omissions in the administration of the Obligations under the Note Guarantees, except behavior which amounts to bad faith; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Benefitted Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Each Guarantor hereby covenants that its Note

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

Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02.  Additional Note Guarantees.

      If any Restricted Subsidiary attains, or if the Issuers or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary that has, after the date hereof, Total Assets of at least $2.5 million, then the Issuers shall cause any such Restricted Subsidiary to, within 20 Business Days of the date on which any such Restricted Subsidiary attained Total Assets of at least $2.5 million or was acquired or created, (a) execute and deliver to the Trustee a supplemental indenture and supplemental Collateral Documents in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior secured basis, all of the Issuers' obligations under the Notes, this Indenture and the Collateral Documents on the terms set forth in this Indenture and (b) deliver to the Trustee an Opinion of Counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary. Any Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless designated an Unrestricted Subsidiary by the Issuers in accordance with this Indenture or is otherwise released from its obligations as a Guarantor pursuant to Section 11.06 hereof. Any Note Guarantee executed and delivered in accordance with this Section 11.02 shall be secured by a Lien or charge on all Collateral of such Guarantor. Any such Note Guarantee shall be released if the Issuers or their Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes an Unrestricted Subsidiary in accordance with the terms of this Indenture or is otherwise released from its obligations as a Guarantor pursuant to Section 11.06 hereof.

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Section 11.03.  Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04.  Execution and Delivery of Note Guarantee.

      To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 11.05.  Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 11.06 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

      (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Issuers) unconditionally assumes all the obligations of such Guarantor under the Notes, this Indenture, the Collateral Documents and the Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee; and

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      (b) the Guarantor complies with the requirements of Article 5 hereof.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into either of the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to either of the Issuers or another Guarantor.

Section 11.06.  Releases Following Sale of Assets.

      In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of either of the Issuers, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.10 hereof. Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the applicable Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and Interest on the Notes and for the other obligations of such Guarantor under this Indenture and the Collateral Documents as provided in this Article 11.

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

                                  ARTICLE 12
                          SATISFACTION AND DISCHARGE

Section 12.01  Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

      (a) either:

              (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

              (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, Fixed Interest, the maximum amount payable as Contingent Interest and premium and Liquidated Damages, if any, to the date of maturity or redemption;

      (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either of the Issuers or any Guarantor is a party or by either of the Issuers or any Guarantor is bound;

      (c) each of the Issuers and each Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

      (d) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      The Issuers shall deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the above, the Trustee shall pay to the Partnership from time to time upon the request of the Partnership any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article 12.

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

Section 12.02. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 12.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.02, the "Trustee") pursuant to Section 12.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and Interest, but such money need not be segregated from other funds except to the extent required by law.

Section 12.03.  Repayment to Partnership.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or Interest has become due and payable shall be paid to the Partnership on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Partnership.


                                  ARTICLE 13
                          JOINT AND SEVERAL LIABILITY

      (a) Notwithstanding any contrary provision contained in the Indenture, the Notes and the Collateral Documents to which both of the Issuers are a party, the representations, warranties, covenants, agreements and obligations of the Issuers, and either of them, shall be deemed joint and several. Any waiver including, without limitation, any suretyship waiver, made by either Issuer in the Indenture, the Notes or any Collateral Document to which both of the Issuers are a party shall be deemed to be made also by the other Issuer and references in any such waiver to either Issuer shall be deemed to include the other Issuer and each of them.

      (b) Notwithstanding any contrary provision contained in the Indenture, the Notes or any Collateral Document to which both of the Issuers are a party, each such document to which both Issuers are party shall be deemed to include, without limitation, the following waivers:

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

      Each of the Issuers hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including, without limitation,
(a) any right to require the Trustee or any of the Holders (each a "Beneficiary") to proceed against either of the Issuers or any other Person or to proceed against or exhaust any security held by a Beneficiary at any time or to pursue any other remedy in the power of a Beneficiary before proceeding against such Issuer or other Person, (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Obligations under the Indenture, the Notes and any of the Collateral Documents (collectively, the "Note Obligations"), (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person or the failure of a Beneficiary to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any Person, (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of a Beneficiary, any Issuer, any endorser, guarantor or creditor of either Issuer or on the part of any other Person under this or any other instrument or document in connection with any Obligation or evidence of Indebtedness held by a Beneficiary as collateral or in connection with the Note Obligations, (e) any defense based upon an election of remedies by a Beneficiary, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of either Issuer, the right of either Issuer to proceed against the other Issuer or any other Person for reimbursement, or both, (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (g) any duty on the part of a Beneficiary to disclose to either Issuer any facts a Beneficiary may now or hereafter know about either of the Issuers or any other Person, regardless of whether a Beneficiary has reason to believe that any such facts materially increase the risk beyond that which such Issuer intends to assume, or has reason to believe that such facts are unknown to such Issuer, or has a reasonable opportunity to communicate such facts to the either Issuer, because each Issuer acknowledges that each Issuer is fully responsible for being and keeping informed of the financial condition of each of the Issuers or any other Person and of all circumstances bearing on the risk of non-payment of any Note Obligations, (h) any defense arising because of the election of a Beneficiary, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code, (j) any claim or other rights which it may now or hereafter acquire against the other Issuer or any other Person that arises from the existence of performance of each Issuer of its obligations under this Indenture, the Notes or any Collateral Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Beneficiary against the other Issuer or any collateral which a Beneficiary now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from either of the Issuers or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights, (k) any rights which it may acquire by way of contribution under this

Indenture, the Notes or any Collateral Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights, and (1) any defense based on one-action laws and any other anti-deficiency protections granted to guarantors by applicable law. No failure or delay on the Trustee's part in exercising any power, right or privilege under this Indenture shall impair or waive one such power, right or privilege. Each of the Issuers acknowledges and agrees that any nonrecourse or exculpation provided for in this Indenture, the Notes or any Collateral Document, or any other provision of this Indenture, the Notes or any Collateral Document, limiting the Benefitted Parties' recourse to specific collateral, or limiting the Benefitted Parties' right to enforce a deficiency judgment against the Issuers, shall have absolutely no application to the Issuers' liability under this Indenture, the Notes or any Collateral Documents.

      (c) In the event of any inconsistency between the provisions of this
Article 13 and the corresponding provisions of the Indenture, the Notes or any Collateral Document to which both of the Issuers are a party, the provisions of the Indenture shall govern.


                                  ARTICLE 14
                                 MISCELLANEOUS

Section 14.01.  Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 14.02.  Notices.

      Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to either of the Issuers and/or any Guarantor:

          c/o Hollywood Casino Corporation
          Two Galleria Tower, Suite 2200
          13455 Noel Road, LB 48
          Dallas, Texas 75240
          Attention:  General Counsel
          Telecopier No.:  (972) 386-7411

      With a copy to:

          Weil, Gotshal & Manges LLP
          100 Crescent Court, Suite 1300
          Dallas, Texas 75201
          Attention:  Michael A. Saslaw
          Telecopier No.:  (214) 746-7777

      If to the Trustee (By mail):

          State Street Bank and Trust Company
          P.O. Box 778
          Boston, Massachusetts 02110
          Attention:  Corporate Trust Administration
          Re:  Hollywood Casino Shreveport

          (By hand or Overnight Delivery)
          State Street Bank and Trust Company
          2 Avenue de Lafayette
          Boston, Massachusetts, 02111
          Attention:  Corporate Trust Administration
          Re:  Hollywood Casino Shreveport
          Telecopier No:  (617) 662-1465

      The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If any of the Issuers or any Guarantor mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

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

Section 14.03.  Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 14.04.  Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers or the Guarantors shall furnish to the
Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05.  Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on certificates from relevant corporate officers or public officials.

Section 14.06.  Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

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

Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

      No director, officer, employee, incorporator or stockholder of either of the Issuers or any Guarantor, as such, or Paddlewheels shall have any liability for any obligations of either of the Issuers or any of the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08.  Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09.  No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers, the Guarantors or any of their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.  Successors.

      All agreements of the Issuers in this Indenture, each of the Collateral Documents to which they are a party and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture, each of the Collateral Documents to which it is a party and its Note Guarantee shall bind its successors, except as otherwise provided in Section 11.05.

Section 14.11.  Severability.

      In case any provision in this Indenture, the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12.  Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13.  Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuers and the Guarantors, if made in the manner provided in this Section 14.13.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) Notwithstanding anything to the contrary contained in this Section 14.13, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03 hereof.

      (d) If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a resolution of their respective Boards of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA (S) 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section
2.05 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

      (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 14.14.  Benefit of Indenture.

      Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.15.  Louisiana Riverboat Economic Development and Gaming Control Act.

      Notwithstanding the provisions of Section 14.08 hereof, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Louisiana Riverboat Economic Development and Gaming Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. Each Holder by accepting a Note agrees that all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualifications or suitability provisions of the Louisiana Riverboat Economic Development and Gaming Control Act.

Section 14.16.  Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                        (Signatures on following page)

                                  SIGNATURES



Dated as of August 10, 1999        HOLLYWOOD CASINO SHREVEPORT
                                   By: HCS I, Inc., its managing general partner


                                   By:  /s/ Paul C. Yates
                                      ------------------------------------------
                                   Name:  Paul C. Yates
                                   Title: Executive Vice President and
                                          Chief Financial Officer


Dated as of August 10, 1999        SHREVEPORT CAPITAL CORPORATION


                                   By:  /s/ Paul C. Yates
                                      ------------------------------------------
                                   Name:  Paul C. Yates
                                   Title: Executive Vice President and
                                          Chief Financial Officer


Dated as of August 10, 1999        HWCC-LOUISIANA, INC.


                                   By:  /s/ Paul C. Yates
                                      ------------------------------------------
                                   Name:  Paul C. Yates
                                   Title: Executive Vice President and
                                          Chief Financial Officer


Dated as of August 10, 1999        HCS I, INC.


                                   By:  /s/ Paul C. Yates
                                      ------------------------------------------
                                   Name:  Paul C. Yates
                                   Title: Executive Vice President and
                                          Chief Financial Officer


Dated as of August 10, 1999        HCS II, INC.


                                   By:  /s/ Paul C. Yates
                                      ------------------------------------------
                                   Name:  Paul C. Yates
                                   Title: Executive Vice President and
                                          Chief Financial Officer

Dated as of August 10, 1999        STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                                   By:  /s/ Robert J. Dunn
                                      ------------------------------------------
                                   Name:  Robert J. Dunn
                                   Title: Vice President

                                                                     EXHIBIT A-1

                                [Face of Note]
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                 13% [Series A] [Series B] First Mortgage Notes

                            with Contingent Interest

No. ___                                                         $____________

                          HOLLYWOOD CASINO SHREVEPORT

                                      and

                         SHREVEPORT CAPITAL CORPORATION

promise to pay to
                 ------------------------------------------------------------
or registered assigns,
the principal sum of
                    ---------------------------------------------------------
Dollars on August 1, 2006.
Interest Payment Dates:  February 1 and August 1
Record Dates:  January 15 and July 15
Dated: ______________, ____

                                 HOLLYWOOD CASINO SHREVEPORT
                                 By:  HCS I, Inc., its managing general partner


                                 By:
                                    --------------------------------
                                 Name:
                                 Title:


                                 SHREVEPORT CAPITAL CORPORATION


                                 By:
                                    --------------------------------
                                 Name:
                                 Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
 as Trustee


By:
   ----------------------------------
           Authorized Signatory
--------------------------------------------------------------------------------

                                     A1-1

                                 [Back of Note]
13% [Series A] [Series B] First Mortgage Note due 2006 with Contingent Interest

[Insert the Global Note Legend, if applicable pursuant to the terms of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), and Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital" and, together with the Partnership, the "Issuers"), jointly and severally, promise to pay Fixed Interest on the principal amount of this Note at 13% per annum from August 10, 1999 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay Fixed Interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Fixed Interest on the Notes will accrue from the most recent date to which Fixed Interest has been paid or, if no Fixed Interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of Interest, and if this Note is authenticated between a record date referred to on the face hereof (each a "Record Date") and the next succeeding Interest Payment Date, Fixed Interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2000. Fixed Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     In addition, the Notes will bear Contingent Interest after the Shreveport Resort begins Operating. Contingent Interest will be calculated to accrue (each an "Accrual Period") as follows:

          (1) in the case of the First Accrual Period, from and including the date on which the Shreveport Resort begins Operating to, and including, the earlier of:

              (a) the end of the First Accrual Period if the corresponding principal amount of the Notes has not become due and payable; or

              (b) the date of payment if the corresponding principal amount of the Notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise;

          (2) in the case of each Semi-annual Period following the First Accrual Period from, but not including, the end of the First Accrual Period or the end of the immediately preceding Semiannual Period, as applicable, to, and including, the end of each such Semiannual Period if the corresponding principal amount of the Notes has not become due and payable; and

          (3) in the case of any Interim Period following the First Accrual Period from, but not including, the end of the First Accrual Period or most recent Semiannual Period,

                                     A1-2
     as applicable, to, and including, the date of payment if the corresponding principal amount of the Notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise;

provided, however, that if there is no existing Default in the payment of Interest, and if this Note is authenticated between a Record Date and the next succeeding Interest Payment Date, Contingent Interest shall accrue from such next succeeding Interest Payment Date;

     Contingent Interest will be payable semi-annually. On each Interest Payment Date after the First Accrual Period, Contingent Interest with respect to the Accrual Period completed immediately prior to that Interest Payment Date will be payable to the Holders of Notes on the Record Date immediately preceding the applicable Interest Payment Date, unless all or a portion of such Contingent Interest is permitted to be deferred. The Issuers may defer payment of all or a portion of accrued Contingent Interest then otherwise due and payable, and may continue to defer the payment of accrued Contingent Interest which has already been deferred if, and only to the extent that:

        (1) the payment of that portion of Contingent Interest on the applicable Interest Payment Date will cause the Partnership's Adjusted Fixed Charge Coverage Ratio for its four consecutive fiscal quarters ending immediately prior to the applicable Interest Payment Date to be less than
     1.5 to 1.0, but may not defer such portion, which, if paid, would not cause the Adjusted Fixed Charge Coverage Ratio to be less than 1.5 to 1.0; and

        (2) the principal amount of the Notes corresponding to that Contingent Interest has not then matured and become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

     Contingent Interest that is deferred will become due and payable, in whole or in part, upon the earlier of:

        (1) the next succeeding Interest Payment Date on which all or a portion of that Contingent Interest is not permitted to be deferred; and

        (2) the maturity of the corresponding principal amount of the Notes, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate of the Fixed Interest and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest, Contingent Interest and Liquidated Damages, if any, (without regard to any applicable grace periods) at a rate that is 1% per annum in excess of the rate of the Fixed Interest to the extent lawful. No interest will accrue on deferred Contingent Interest.

     2. Method of Payment. The Issuers will pay Interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of

                                     A1-3

Notes at the close of business on January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and Interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of Interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and Interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. Indenture and Collateral Documents. The Issuers issued the Notes under an Indenture dated as of August 10, 1999 ("Indenture"), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers and the Guarantors limited to $150.0 million in aggregate principal amount. The Notes are secured by the collateral set forth in the Collateral Documents.

     5.  Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Issuers' option prior to August 1, 2003. On or after August 1, 2003, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

              Year                      Percentage
              ----                      ----------
              2003....................   106.50%
              2004....................   103.25%
              2005 and thereafter.....   100.00%

                                     A1-4

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to August 1, 2002, the Issuers may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid Interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Qualified Equity Offering; provided, however, that:

         (i) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its Subsidiaries); and

         (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering.

     6.  Mandatory Redemption.

     (a) Except as described in paragraphs 6(b) and 7 below, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     (b) If any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of a Note be licensed, qualified or found suitable under any applicable Gaming Law, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the time period required by the Gaming Authority. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall dispose of its Notes within the time specified by the Gaming Authority and the Issuers shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the least of (i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner of the Notes shall, to the extent required by applicable law, have no further right (x) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (y) to receive any Interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Issuers or the Trustee. Any Holder of Notes that is required to apply for a license, qualification or finding of suitability must pay all fees and costs of any investigation by the applicable Gaming Authorities. The Issuers are not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Issuers of such redemption in accordance with Section 13.02 of the Indenture, the Trustee shall be entitled to treat the Holder or Beneficial Owner as having all of its rights under the Indenture. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

                                     A1-5

     7.  Repurchase at Option of Holders.

     (a) If a Change of Control occurs, the Issuers will be required to make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid Interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Partnership or a Restricted Subsidiary consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to the procedures set forth in the Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and secured by Pari Passu Collateral containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase with the Excess Proceeds an amount equal to the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes and such other Indebtedness tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered and will select the Notes to be purchased in the manner described under Section 3.02 of the Indenture.

     (c) If the Partnership or its Restricted Subsidiaries experience an Event of Loss, within ten days of each date on which the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, and the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Issuers shall commence an offer to all Holders of Notes (an ``Event of Loss Offer'') and holders of other Indebtedness that is pari passu with the Notes and secured by Pari Passu Collateral containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of Events of Loss to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of such Excess Loss Proceeds, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuers may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and such other Indebtedness tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes and such other Indebtedness to be purchased on a pro

                                     A1-6
rata basis based on the principal amount of Notes and such other Indebtedness tendered and will select the Notes to be purchased in the manner described under
Section 3.02 of the Indenture.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, Interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees, the Collateral Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees, the Collateral Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees, the Collateral Documents or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of either of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of that Issuers' assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents or an intercreditor agreement with a Pari Passu Debtholder.

     Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 of the Indenture shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes, then outstanding, voting as a single class.

     12. Defaults and Remedies. Events of Default include: (a) default for 30 days in the payment when due of Interest on, or Liquidated Damages with respect to, the Notes; provided


                                     A1-7
that payments of Contingent Interest that are permitted to be deferred as provided in the Indenture will not become for this purpose until such payment is required to be made pursuant to the terms of the Indenture, (b) default in payment when due of principal of, or premium, if any, on the Notes, (c)(i) default in the payment of principal of, premium, if any, and Interest on Notes required to be purchased pursuant to Sections, 4.10, 4.11 or 4.16 of the Indenture, when due and payable; and (ii) failure to perform or comply with the provisions described under (A) Sections 4.18 or 5.01 of the Indenture or (B)
Section 4.07 of the Indenture (but only if the failure under this clause (B) is caused by a Restricted Payment described in clauses (a) through (c) of the first paragraph of Section 4.07 of the Indenture; (d) failure by (i) either of the Issuers or any of the Partnership's Restricted Subsidiaries for 60 days after notice thereof to comply with any of the other agreements in the Indenture not set forth in clause (c) above or (ii) the Partnership for 30 days after notice thereof to comply with any of the agreements in the Cash Collateral and Disbursement Agreement; (e) default under certain other agreements relating to Indebtedness of the Issuers which default (i) is caused by a failure to pay principal of, or Interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by either of the Issuers or any of the Partnership's Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) breach by either of the Issuers or any Guarantor in any material respect of any representation or warranty or agreement in any of the Collateral Documents or in any certificates delivered in connection therewith, the repudiation by any of them of any of its obligations under any of the Collateral Documents, the unenforceability of the Collateral Documents against any of them for any reason which continues for 30 days after written notice from the Trustee or Holders of at least 25% in outstanding principal amount of Notes or the loss of the perfection or priority of the Liens granted by any of them pursuant to the Collateral Documents for any reason; (h) except as permitted by this Indenture, any Note Guarantee by a Guarantor with Total Assets of $5.0 million or more shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor with Total Assets of $5.0 million or more, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (i) certain events of bankruptcy or insolvency with respect to either of the Issuers or any of the Partnership's Restricted Subsidiaries; (j) default by Hollywood Casino in the performance of its obligations set forth in, or repudiation of its obligations under, the Completion Capital Agreement; (k) if HWCC-Louisiana, HCS I, HCS II and the Partnership ever fail to own collectively 100% of the issued and outstanding Equity Interests of Shreveport Capital; or (l) the failure of the Shreveport Resort to be Operating by the Operating Deadline or any revocation, suspension or loss of any Gaming License which results in the cessation or suspension of business at the Shreveport Resort for a period of more than 90 consecutive days; provided, however, that, in any event, there shall not be an Event of Default under this clause if the suspension of business results from an Event of Loss and the Partnership is complying with Section 4.11 of the Indenture.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and

                                     A1-8
payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Interest or Liquidated Damages on, or the principal of, the Notes. The Issuers and each Guarantor are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

     14. No Recourse Against Paddlewheels or Others. Neither Paddlewheels nor any of its affiliates, other than the Partnership, will have any obligation to make any payments of any kind that become due on the Notes. In addition, no director, officer, employee, partner, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of either of the Issuers or any of the Guarantors under the Notes, the Indenture, the Note Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of August 10, 1999, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                     A1-9

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Hollywood Casino Shreveport
c/o Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Telecopier No.:  (214) 386-7411

                                     A1-10

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_________________________________
                                              (Insert assignee's legal name)


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:________________

                        Your Signature:_________________________________________
                                        (Sign exactly as your name appears
                                              on the face of this Note)


Signature Guarantee*:______________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-11

                       Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

[ ]  Clause (vii) of the second paragraph of Section 4.07   [ ]  Section 4.10

[ ]  Section 4.11                                           [ ]  Section 4.16

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to clause (vii) of the second paragraph of Section 4.07,
Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                         $____________________

Date:_____________

                              Your Signature:________________________________
                                         (Sign exactly as your name appears
                                             on the face of this Note)


                              Tax Identification No.:________________________


Signature Guarantee*:______________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-12

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                        Principal Amount of         Signature of
                    Amount of decrease in     Amount of increase in       this Global Note      authorized officer of
                     Principal Amount of       Principal Amount of     following such decrease      Trustee or Note
Date of Exchange      this Global Note          this Global Note           (or increase)              Custodian
-----------------    -------------------       -------------------      --------------------      -----------------




*  This schedule should only be included if the Note is issued in global form.

                                     A1-13

                                                                     EXHIBIT A-2


                 [Face of Regulation S Temporary Global Note]

                                                         CUSIP/CINS ____________

                13% [Series A] [Series B] First Mortgage Notes
                           with Contingent Interest

No. ___                                                $____________

                          HOLLYWOOD CASINO SHREVEPORT

                                      and

                        SHREVEPORT CAPITAL CORPORATION

promise to pay to
                  -----------------------------------------------------------
or registered assigns,
the principal sum of
                     --------------------------------------------------------
Dollars on August 1, 2006.
Interest Payment Dates:  February 1 and August 1
Record Dates:  January 15 and July 15
Dated:                   ,
      ------------------    -----

                                 HOLLYWOOD CASINO SHREVEPORT
                                 By:  HCS I, Inc., its managing general partner


                                 By:
                                     ------------------------------------------
                                 Name:
                                 Title:


                                 SHREVEPORT CAPITAL CORPORATION


                                 By:
                                     ------------------------------------------
                                 Name:
                                 Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
 as Trustee


By:
   ------------------------------
        Authorized Signatory



===============================================================================


                                     A2-1

                 [Back of Regulation S Temporary Global Note]
13% [Series A] [Series B] First Mortgage Note due 2006 with Contingent Interest

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT
(A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN




                                     A2-2

ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), and Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital" and, together with the Partnership, the "Issuers"), jointly and severally, promise to pay Fixed Interest on the principal amount of this Note at 13% per annum from August 10, 1999 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay Fixed Interest and Liquidated Damages, if any, semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Fixed Interest on the Notes will accrue from the most recent date to which Fixed Interest has been paid or, if no Fixed Interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of Interest, and if this Note is authenticated between a record date referred to on the face hereof (each a "Record Date") and the next succeeding Interest Payment Date, Fixed Interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2000. Fixed Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     In addition, the Notes will bear Contingent Interest after the Shreveport Resort begins Operating. Contingent Interest will be calculated to accrue (each an "Accrual Period") as follows:

          (1) in the case of the First Accrual Period, from and including the date on which the Shreveport Resort begins Operating to, and including, the earlier of:

                (c) the end of the First Accrual Period if the corresponding principal amount of the Notes has not become due and payable; or

                (d) the date of payment if the corresponding principal amount of the Notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise;

          (4) in the case of each Semi-annual Period following the First Accrual Period from, but not including, the end of the First Accrual Period or the end of the immediately preceding Semiannual Period, as applicable, to, and including, the end of each such Semiannual Period if the corresponding principal amount of the Notes has not become due and payable; and

          (5) in the case of any Interim Period following the First Accrual Period from, but not including, the end of the First Accrual Period or most recent Semiannual Period,


                                     A2-3
     as applicable, to, and including, the date of payment if the corresponding principal amount of the Notes has become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise;

provided, however, that if there is no existing Default in the payment of Interest, and if this Note is authenticated between a Record Date and the next succeeding Interest Payment Date, Contingent Interest shall accrue from such next succeeding Interest Payment Date;

     Contingent Interest will be payable semi-annually. On each Interest Payment Date after the First Accrual Period, Contingent Interest with respect to the Accrual Period completed immediately prior to that Interest Payment Date will be payable to the Holders of Notes on the Record Date immediately preceding the applicable Interest Payment Date, unless all or a portion of such Contingent Interest is permitted to be deferred. The Issuers may defer payment of all or a portion of accrued Contingent Interest then otherwise due and payable, and may continue to defer the payment of accrued Contingent Interest which has already been deferred if, and only to the extent that:

        (3) the payment of that portion of Contingent Interest on the applicable Interest Payment Date will cause the Partnership's Adjusted Fixed Charge Coverage Ratio for its four consecutive fiscal quarters ending immediately prior to the applicable Interest Payment Date to be less than
     1.5 to 1.0, but may not defer such portion, which, if paid, would not cause the Adjusted Fixed Charge Coverage Ratio to be less than 1.5 to 1.0; and

        (4) the principal amount of the Notes corresponding to that Contingent Interest has not then matured and become due and payable, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

     Contingent Interest that is deferred will become due and payable, in whole or in part, upon the earlier of:

        (3) the next succeeding Interest Payment Date on which all or a portion of that Contingent Interest is not permitted to be deferred; and

        (4) the maturity of the corresponding principal amount of the Notes, whether at stated maturity, upon acceleration, upon any mandatory or optional redemption or otherwise.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate of the Fixed Interest and they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Fixed Interest, Contingent Interest and Liquidated Damages, if any, (without regard to any applicable grace periods) at a rate that is 1% per annum in excess of the rate of the Fixed Interest to the extent lawful. No interest will accrue on deferred Contingent Interest.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive


                                     A2-4
payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

     2. Method of Payment. The Issuers will pay Interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and Interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of Interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and Interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. Indenture and Collateral Documents. The Issuers issued the Notes under an Indenture dated as of August 10, 1999 ("Indenture"), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers and the Guarantors limited to $150.0 million in aggregate principal amount. The Notes are secured by the collateral set forth in the Collateral Documents.

6.  Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Issuers' option prior to August 1, 2003. On or after August 1, 2003, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:



                                     A2-5

              Year                     Percentage
              ----                     ----------
              2003                       106.50%
              2004                       103.25%
              2005 and thereafter        100.00%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to August 1, 2002, the Issuers may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid Interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a Qualified Equity Offering; provided, however, that:

          (ii) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its Subsidiaries); and

          (ii) the redemption must occur within 60 days of the date of the closing of such Qualified Equity Offering.

     6.  Mandatory Redemption.

     (a) Except as described in paragraphs 6(b) and 7 below, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     (b) If any Gaming Authority requires that a Person who is a Holder or the Beneficial Owner of a Note be licensed, qualified or found suitable under any applicable Gaming Law, the Holder or Beneficial Owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the time period required by the Gaming Authority. If the Holder or Beneficial Owner fails to apply for such license, qualification or finding of suitability within the required time period, such Holder or Beneficial Owner, as the case may be, shall dispose of its Notes within the time specified by the Gaming Authority and the Issuers shall have the right to redeem the Notes of such Holder or Beneficial Owner, subject to approval of any applicable Gaming Authority, at the least of (i) the principal amount thereof, (ii) the amount that such Holder or Beneficial Owner paid for the Notes or (iii) the fair market value of the Notes. Immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Holder or Beneficial Owner of the Notes shall, to the extent required by applicable law, have no further right (x) to exercise, directly or indirectly, through any trustee or nominee or any other Person or entity, any right conferred by the Notes or (y) to receive any Interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes from the Issuers or the Trustee. Any Holder of Notes that is required to apply for a license, qualification or finding of suitability must pay all fees and costs of any investigation by the applicable Gaming Authorities. The Issuers are not required to pay or reimburse any Holder of the Notes or Beneficial Owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable; provided, however, that until such time as the Trustee receives notice from the Issuers of such redemption in accordance with Section 13.02 of the Indenture, the Trustee shall be entitled to treat the Holder or Beneficial



                                     A2-6

Owner as having all of its rights under the Indenture. The Trustee shall report the names of the record Holders of the Notes to any Gaming Authority when required by law.

     7.  Repurchase at Option of Holders.

     (a) If a Change of Control occurs, the Issuers will be required to make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid Interest and Liquidated Damages, if any, thereon, to the date of purchase. Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Partnership or a Restricted Subsidiary consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to the procedures set forth in the Indenture to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes and secured by Pari Passu Collateral containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase with the Excess Proceeds an amount equal to the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture or the Collateral Documents. If the aggregate principal amount of Notes and such other Indebtedness tendered pursuant to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered and will select the Notes to be purchased in the manner described under Section 3.02 of the Indenture.

     (c) If the Partnership or its Restricted Subsidiaries experience an Event of Loss, within ten days of each date on which the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, and the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Issuers shall commence an offer to all Holders of Notes (an ``Event of Loss Offer'') and holders of other Indebtedness that is pari passu with the Notes and secured by Pari Passu Collateral containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of Events of Loss to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of such Excess Loss Proceeds, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness. The offer price in any Event of Loss Offer will be equal to 100% of principal amount plus accrued and unpaid Interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Issuers may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and


                                     A2-7
such other Indebtedness tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes and such other Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Indebtedness tendered and will select the Notes to be purchased in the manner described under Section 3.02 of the Indenture.

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days or such shorter period as is satisfactory to the Trustee but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, Interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees, the Collateral Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees, the Collateral Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees, the Collateral Documents or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of either of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of that Issuers' assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the


                                     A2-8
qualification of the Indenture under the Trust Indenture Act or to enter into additional or supplemental Collateral Documents or an intercreditor agreement with a Pari Passu Debtholder.

     Any amendment to, or waiver of the provisions of any of the Collateral Documents relating to Section 4.13 or Article 10 of the Indenture shall require the consent of the Holders of at least 85% in aggregate principal amount of Notes, then outstanding, voting as a single class.

     12. Defaults and Remedies. Events of Default include: (a) default for 30 days in the payment when due of Interest on, or Liquidated Damages with respect to, the Notes; provided that payments of Contingent Interest that are permitted to be deferred as provided in the Indenture will not become for this purpose until such payment is required to be made pursuant to the terms of the Indenture, (b) default in payment when due of principal of, or premium, if any, on the Notes, (c)(i) default in the payment of principal of, premium, if any, and Interest on Notes required to be purchased pursuant to Sections, 4.10, 4.11 or 4.16 of the Indenture, when due and payable; and (ii) failure to perform or comply with the provisions described under (A) Sections 4.18 or 5.01 of the Indenture or (B) Section 4.07 of the Indenture (but only if the failure under this clause (B) is caused by a Restricted Payment described in clauses (a) through (c) of the first paragraph of Section 4.07 of the Indenture; (d) failure by (i) either of the Issuers or any of the Partnership's Restricted Subsidiaries for 60 days after notice thereof to comply with any of the other agreements in the Indenture not set forth in clause (c) above or (ii) the Partnership for 30 days after notice thereof to comply with any of the agreements in the Cash Collateral and Disbursement Agreement; (e) default under certain other agreements relating to Indebtedness of the Issuers which default (i) is caused by a failure to pay principal of, or Interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) failure by either of the Issuers or any of the Partnership's Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (g) breach by either of the Issuers or any Guarantor in any material respect of any representation or warranty or agreement in any of the Collateral Documents or in any certificates delivered in connection therewith, the repudiation by any of them of any of its obligations under any of the Collateral Documents, the unenforceability of the Collateral Documents against any of them for any reason which continues for 30 days after written notice from the Trustee or Holders of at least 25% in outstanding principal amount of Notes or the loss of the perfection or priority of the Liens granted by any of them pursuant to the Collateral Documents for any reason; (h) except as permitted by this Indenture, any Note Guarantee by a Guarantor with Total Assets of $5.0 million or more shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor with Total Assets of $5.0 million or more, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; (i) certain events of bankruptcy or insolvency with respect to either of the Issuers or any of the Partnership's Restricted Subsidiaries; (j) default by Hollywood Casino in the performance of its obligations set forth in, or repudiation of its obligations under, the Completion Capital Agreement; (k) if HWCC-Louisiana, HCS I, HCS II and the Partnership ever fail to own collectively 100% of the issued and outstanding Equity Interests of Shreveport Capital; or (l) the


                                     A2-9
failure of the Shreveport Resort to be Operating by the Operating Deadline or any revocation, suspension or loss of any Gaming License which results in the cessation or suspension of business at the Shreveport Resort for a period of more than 90 consecutive days; provided, however, that, in any event, there shall not be an Event of Default under this clause if the suspension of business results from an Event of Loss and the Partnership is complying with Section 4.11 of the Indenture.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Interest or Liquidated Damages on, or the principal of, the Notes. The Issuers and each Guarantor are required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Collateral Documents, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

     14. No Recourse Against Paddlewheels or Others. Neither Paddlewheels nor any of its affiliates, other than the Partnership, will have any obligation to make any payments of any kind that become due on the Notes. In addition, no director, officer, employee, partner, incorporator or stockholder of the Issuers or any Guarantor, as such, shall have any liability for any obligations of either of the Issuers or any of the Guarantors under the Notes, the Indenture, the Note Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),


                                     A2-10

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of August 10, 1999, between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Hollywood Casino Shreveport
c/o Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, Texas 75240
Telecopier No.:  (214) 386-7411












                                     A2-11

                                Assignment Form

      To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               --------------------------------
                                              (Insert assignee's legal name)


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                         -------------------------------------------------------
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:
      -------------

                              Your Signature:
                                             ----------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:
                     ------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).











                                     A2-12

                      Option of Holder to Elect Purchase

      If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, Section 4.11 or 4.16 of the Indenture, check the appropriate box below:

 [ ]  Clause (vii) of the second paragraph of Section 4.07  [ ]  Section 4.10

 [ ]  Section 4.11                                          [ ]  Section 4.16

      If you want to elect to have only part of the Note purchased by the Issuers pursuant to clause (vii) of the second paragraph of Section 4.07,
Section 4.10, Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

                         $
                           ------------------

Date:
     --------------------

                              Your Signature:
                                             -----------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)


                              Tax Identification No.:
                                                      -------------------------

Signature Guarantee*:
                     -------------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).








                                     A2-13

                     SCHEDULE OF EXCHANGES OF REGULATION S
                             TEMPORARY GLOBAL NOTE*

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                             Principal Amount of
                   Amount of decrease   Amount of increase     this Global Note      Signature of
                          in              following such         officer of           authorized
                   Principal Amount of  Principal Amount of        decrease         Trustee or Note
Date of Exchange    this Global Note     this Global Note       (or increase)          Custodian
-----------------  -------------------  -------------------  --------------------  -----------------
















*  This schedule should only be included if the Note is issued in global form.


                                     A2-14

                                                                       EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER


Hollywood Casino Shreveport
Shreveport Capital Corporation
c/o Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, TX  75240

State Street Bank and Trust Company
P. O. Box 778
Boston, Massachusetts  02110

     Re: 13% First Mortgage Notes due 2006 with Contingent Interest of Hollywood Casino Shreveport and Shreveport Capital Corporation

          Reference is hereby made to the Indenture dated as of August 10, 1999 (the "Indenture"), among Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), Shreveport Capital Corporation, a Louisiana corporation ("Capital" and, together with the Partnership, the "Issuers"), HWCC-Louisiana, Inc., a Louisiana corporation ("HWCC-Louisiana"), HCS I, Inc., a Louisiana corporation ("HCS I"), and HCS II, Inc., a Louisiana corporation ("HCS II" and, together with HWCC-Louisiana and HCS I, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

          1. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The
------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. [_] Check if Transferee will take delivery of a beneficial interest
                 ---------------------------------------------------------------
in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.
-----------------------------------------------------------------------------
The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a
                 --------------------------------------------------------
beneficial interest in the IAI Global Note or a Definitive Note pursuant to any
-------------------------------------------------------------------------------
provision of the Securities Act other than Rule 144A or Regulation S.  The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a)  [_]    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

     (b)  [_]    such Transfer is being effected to either of the Issuers or a subsidiary thereof;

                                      or

     (c)  [_]    such Transfer is being effected pursuant to an effective
     registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

     (d)  [_]    such Transfer is being effected to an Institutional Accredited
     Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. [_] Check if Transferee will take delivery of a beneficial
                 ------------------------------------------------------
interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
-----------------------------------------------------------------------------

            (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

            (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ----------------------------------------
                                               [Insert Name of Transferor]

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
Dated:
      ------------------

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

    (a)  [_]     a beneficial interest in the:

             (i)     [_]    144A Global Note (CUSIP ____________), or

             (ii)    [_]    Regulation S Global Note (CUSIP ____________), or

             (iii)   [_]    IAI Global Note (CUSIP _____________); or

    (b)  [_]     a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                  [CHECK ONE]

    (a)  [_]     a beneficial interest in the:

             (i)     [_]    144A Global Note (CUSIP ____________), or

             (ii)    [_]    Regulation S Global Note (CUSIP ____________), or

             (iii)   [_]    IAI Global Note (CUSIP _____________); or

             (iv)    [_]    Unrestricted Global Note (CUSIP ____________); or

    (b)  [_]     a Restricted Definitive Note; or

    (c)  [_]     an Unrestricted Definitive Note,

    in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

Hollywood Casino Shreveport
Shreveport Capital Corporation
c/o Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, TX  75240

State Street Bank and Trust Company
P. O. Box 778
Boston, Massachusetts  02110

          Re: 13% First Mortgage Notes due 2006 with Contingent Interest of Hollywood Casino Shreveport and Shreveport Capital Corporation

                             (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of August 10, 1999 (the "Indenture"), among Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), Shreveport Capital Corporation, a Louisiana corporation ("Capital" and, together with the Partnership, the "Issuers"), HWCC-Louisiana, Inc., a Louisiana corporation ("HWCC-Louisiana"), HCS I, Inc., a Louisiana corporation ("HCS I"), and HCS II, Inc., a Louisiana corporation ("HCS II" and, together with HWCC-Louisiana and HCS I, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1.  Exchange of Restricted Definitive Notes or Beneficial Interests in
              ------------------------------------------------------------------
a Restricted Global Note for Unrestricted Definitive Notes or Beneficial
------------------------------------------------------------------------
Interests in an Unrestricted Global Note.
-----------------------------------------

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2.   Exchange of Restricted Definitive Notes or Beneficial Interests
               ---------------------------------------------------------------
in Restricted Global Notes for Restricted Definitive Notes or Beneficial
------------------------------------------------------------------------
Interests in Restricted Global Notes
------------------------------------

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ----------------------------------------
                                               [Insert Name of Transferor]

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
Dated:
      ----------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Hollywood Casino Shreveport
Shreveport Capital Corporation
c/o Hollywood Casino Corporation
Two Galleria Tower, Suite 2200
13455 Noel Road, LB 48
Dallas, TX  75240

State Street Bank and Trust Company
P. O. Box 778
Boston, Massachusetts  02110

          Re: 13% First Mortgage Notes due 2006 with Contingent Interest of Hollywood Casino Shreveport and Shreveport Capital Corporation

          Reference is hereby made to the Indenture, dated as of August 10, 1999 (the "Indenture"), among Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), Shreveport Capital Corporation, a Louisiana corporation ("Capital" and, together with the Partnership, the "Issuers"), HWCC-Louisiana, Inc., a Louisiana corporation ("HWCC-Louisiana"), HCS I, Inc., a Louisiana corporation ("HCS I"), and HCS II, Inc., a Louisiana corporation ("HCS II" and, together with HWCC-Louisiana and HCS I, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest in a Global Note, or

          (b)  [_]  a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to either of the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and each of the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ----------------------------------------
                                          [Insert Name of Accredited Investor]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
Dated:
      ------------------

                                                                       EXHIBIT E

                       FORM OF NOTATION OF NOTE GUARANTEE

                                 NOTE GUARANTEE

          To the extent set forth in the Indenture dated as of August 10, 1999 (the "Indenture"), among Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership"), Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital" and, together with the Partnership, the "Issuers"), HWCC-Louisiana, Inc., a Louisiana corporation ("HWCC-Louisiana"), HCS I, Inc., a Louisiana corporation ("HCS I"), HCS II, Inc., a Louisiana corporation ("HCS II" and, together with HWCC-Louisiana and HCS I, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee"), and for value received, each of the Guarantors (which term includes any successor Person under the Indenture and the Collateral Documents (as defined in the Indenture)) has, jointly and severally, unconditionally guaranteed: (a) the due and punctual payment of the principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and Interest (as defined in the Indenture) on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium and Liquidated Damages, and, to the extent permitted by law, Interest, and the due and punctual performance of all other obligations of the Issuers to the Holders (as defined in the Indenture) or the Trustee, all in accordance with the terms of the Indenture and the Collateral Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee, the Indenture and the Collateral Documents are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                 HWCC-LOUISIANA, INC.


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:

                                 HCS I, INC.


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:

                                 HCS II, INC.


                                 By:
                                    --------------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT F
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          Supplemental Indenture (this "Supplemental Indenture") dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Hollywood Casino Shreveport (or its permitted successor), a Louisiana general partnership (the "Partnership"), the Partnership, Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital" and together with the Partnership, the "Issuers"), the other Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under this Indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture") dated as of August 10, 1999, providing for the issuance of an aggregate principal amount of up to $150,000,000 of 13% First Mortgage Notes due 2006 with Contingent Interest (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes, the Indenture and the Collateral Documents on the terms and conditions set forth herein (the "Note Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

     (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that:

            (i) the principal of premium and Liquidated Damages, if any, and Interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and Interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

            (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to
      Section 6.02 of the Indenture or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Indenture or the Collateral Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against either of the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers or any Guarantor, any right to require a proceeding first against the Issuers or any Guarantor, protest, notice and all demands whatsoever.

     (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and the Collateral Documents, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

     (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

      3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      4.  Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

     (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

            (i) subject to Sections 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or an Issuer) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture and supplemental Collateral Documents in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Note Guarantee and the Collateral Documents on the terms set forth herein or therein; and

            (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and the Collateral Documents to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and the Collateral Documents as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles 4 and 5 and Section 11.06 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the either of the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to either of the Issuers or another Guarantor.

          5.  Releases.

     (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of either of the Issuers, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 thereof. Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the applicable Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

     (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and Interest on the Notes and for the other obligations of any Guarantor under this Indenture and the Collateral Documents as provided in Article 11 of the Indenture.

          6. No Recourse Against Others. No past, present or future director, officer, employee, partner, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of either of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  ____________, ____

                                 [Guaranteeing Subsidiary]

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 Hollywood Casino Shreveport

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 Shreveport Capital Corporation

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 HWCC-Louisiana, Inc.

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 HCS I, Inc.

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 HCS II, Inc.

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 [Other Existing Guarantors]

                                 By:
                                     -------------------------------
                                 Name:
                                 Title:

                                 State Street Bank and Trust Company,
                                 as Trustee

                                 By:
                                     -------------------------------
                                    Authorized Signatory